                                                      EXHIBIT 10.14





                  AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                  -------------------------------------------

       This Amended and Restated Distribution Agreement (the "Agreement") is
entered into as of the 28th day of July     , 1997 (the "Execution Date") by and
                       ----        ---------
among SANO Corporation, a Florida corporation ("SANO"), Pharmaceutical Resources, Inc., a New Jersey corporation ("PRI"), and Par Pharmaceutical, Inc., a New Jersey corporation ("PPI").

     WHEREAS, SANO, PRI and PPI have previously entered into that certain Distribution Agreement as of the 24/th/ day of February, 1994 (the "Original Agreement"); and

     WHEREAS, SANO, PRI and PPI wish to amend and restate their agreement with respect to the subject matter of the Original Agreement, and supersede the Original Agreement in its entirety;

     NOW, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                        ASTERISKS DENOTE SUCH OMISSION


                                   ARTICLE I

                              TERMS AND CONDITIONS
                              --------------------

    1.1  Definitions.  As used in this Agreement, the following terms shall have
         -----------
the meaning ascribed to them below:

         (a) "Affiliate," as to any Person, shall have the meaning set forth in Rule 405 under the Securities Act of 1933.

         (b) "Costs" shall mean, with respect to production of a Licensed Product, the cost of goods incurred by SANO in the production thereof determined in accordance with generally accepted accounting principles applied on a consistent basis, as determined by SANO's independent certified public accountants; provided, however, that notwithstanding the foregoing, it being the intent of the parties that Costs make SANO whole with respect to all reasonable expenditures related to the Licensed Product, Costs shall include, without limitation, (i) the delivered cost of all ingredients and other raw materials used therein, (ii) a percentage of SANO's overall labor cost equal to the portion which labor hours devoted to the Licensed Product's production bears to total labor hours devoted to all SANO product production, (iii) packaging and other direct manufacturing and quality control costs and (iv) ratably allocated costs of marketing and promotion (if any), product liability insurance and general overhead; provided, further, that, notwithstanding the foregoing, Costs shall not include (i) any cost incurred by SANO in completing the Development Program, (ii) any royalties or similar payments paid or payable by SANO with respect to any Licensed Product, or (iii) any cost specifically related to the distribution of the Licensed Product outside the United States; additionally,
(x) with respect to the transdermal nicotine Licensed Product (generic of Habitrol(R)) described herein as Product B, Costs shall be reduced on a one-time basis by [*****], (y) with respect to the transdermal nitroglycerin Licensed Product (generic of Nitro Dur(R)) described herein as Product A, Costs shall be reduced on a one-time basis by the sum of the amount set forth in Section 7.1 hereof as the Licensed Product Fee for such Licensed Product and the amount set forth as an additional Licensed Product Fee for that Licensed Product pursuant to Section 7.4 hereof, and (z) with respect to the transdermal nitroglycerin Licensed Product (generic of Transderm Nitro(R)) described herein as Product C, Costs shall be reduced on a one-time basis by the sum of the amount set forth in
Section 7.1 hereof as the Licensed Product Fee for such Licensed Product and the amounts set forth as an Additional Licensed Product Fee for that Licensed Product pursuant to Section 7.4 hereof.

         (c) "Development Program" shall mean all actions, including, without limitation, research conducted as a part of SANO's pre-clinical and clinical activities, which is required or reasonably necessary to obtain all requisite governmental approvals for the testing, manufacture and sale of Licensed Products during the term of this Agreement.

         (d) "Exclusive" shall mean, with respect to any right herein granted, that no other party shall have such right, directly or indirectly.

         (e) "Generic" shall mean, with respect to any drug or product, that such drug or product does not comprise a substance or compound that is covered by a claim under any unexpired U.S. Patent and/or which is not entitled to any period of market exclusivity under the Orphan Drug Act or the Drug Price Competition and Patent Term Restoration Act of 1984 according to 21 U.S.C.A. 355(j)(4)(D)(i)or (ii).

         (f) "Licensed Product" shall mean the Transdermal Generic Drug Delivery Systems listed on Exhibit A hereto.

         (g) "Net Sales" shall have the meaning set forth in Exhibit B hereto.

         (h) "Person" shall include any individual, corporation, partnership, association, cooperative, joint venture, or any other form of business entity recognized under the law.

         (i) "Sale" shall mean any action involving selling.

         (j) "SANO's Technology" shall mean any and all data, information, technology, know-how, process, technique, method, skill, proprietary information, trade secret, development, discovery, and inventions, owned or controlled by SANO and specifically related to a Transdermal Generic Drug Delivery System for the Licensed Products now existing or developed in the future under and during the course of the Development Program or otherwise, as well as information related to the manufacture of Licensed Product(s) and specifications and procedures related thereto.

         (k) "Sell" shall mean to, directly or indirectly, sell, distribute, supply, solicit or accept orders for, negotiate for the sale or distribution of, or take any other action that is in furtherance of any of the foregoing.

         (l) "Specifications" shall mean the terms and conditions applicable to the Licensed Product(s) as described in the abbreviated new drug application ("ANDA") approved by the United States Food and Drug Administration (the "FDA") covering the Licensed Product(s), as the same may be supplemented from time to time.

         (m) "Standard Packaging" shall mean a Licensed Product packaged in individual pouches and in individual folding cartons consisting of pouch units per carton reasonably specified by PPI and containing any labels and labelling required therefor by the FDA and provided in packages that are appropriate for regulatory and marketing purposes, and produced at a SANO facility in the United States, the grade and quality of the labels, labelling and packaging materials being as specified in the ANDA therefor.

         (n) "Transdermal Generic Drug Delivery System" shall mean a generic version of a branded transdermal adhesive patch.

         (o) "United States" shall mean the 50 states of the United States of America, plus the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, Samoa and any other territory which, on the Execution Date, is a United States government protectorate wherein an ANDA approved by the FDA is required to sell the Licensed Products in such territory.

                                   ARTICLE II

                            REPRESENTATIONS OF SANO
                            -----------------------

    2.1  SANO represents and warrants as follows:

         2.1.1      Organization, etc.  It is duly organized and validly
                    ------------------
existing under the laws of the State of Florida, has all requisite power and authority to conduct its business as now, and as proposed to be, conducted and to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by SANO and represents a valid and binding obligation enforceable against SANO in accordance with its terms.

         2.1.2      No Conflicts; Consents.  Execution and delivery hereof, or
                    ----------------------
performance by SANO hereunder, will not (a) violate or create a default under
(i) SANO's Articles of Incorporation or by-laws (true and correct copies of which have been delivered to PPI), (ii) any mortgage, indenture, agreement, note or other instrument to which it is a party or to which its assets are subject or
(iii) any court order or decree or other governmental directive or (b) result in the action of any lien, charge or encumbrance on any material portion of SANO's assets, except as contemplated hereby.

         2.1.3      SANO's Technology.  SANO's Technology is, to the best
                    -----------------
knowledge of SANO, sufficient to enable SANO to complete the Development Program as contemplated hereby. Except as set forth in Schedule 2.1.3, SANO has received no notice, and is not aware, that any portion of SANO's Technology infringes upon the rights of any other Person.

         2.1.4      Development Program.  SANO has filed an ANDA with respect to
                    -------------------
each of the Licensed Products and has no knowledge of any fact or circumstance which is reasonably likely to prevent approval by the FDA, other than general conditions related to the approval process; SANO does not hereby represent or warrant that any Licensed Product will be approved for commercial sale, or will ultimately be marketed.

         2.1.5      Information.  All data and other information relating to
                    -----------
SANO and/or the Licensed Products provided by SANO, or its agents, to PPI was derived from SANO's records (which have been diligently, and to the best of SANO's knowledge, accurately maintained in all material respects) and is an accurate copy or summary thereof in all material respects.

         2.1.6      Employees.  All key employees of SANO have executed
                    ---------
appropriate confidentiality agreements with SANO and assignments of intellectual property rights in favor of SANO. All key employees of SANO have executed appropriate non-compete agreements which, by their terms, extended at least until December 31, 1996.

         2.1.7      Status.  SANO represents and warrants to PPI that, to the
                    ------
best of its knowledge, information and belief, it is not prohibited by any federal, state or local law, rule or regulation or by any order, directive or policy of the United States government or any state or local government thereof or any federal, state or local regulatory agency or authority having jurisdiction with respect to the distribution of pharmaceutical products within its territorial jurisdiction from selling the Licensed Products within the territorial jurisdiction of such government, regulatory agency or authority (on the assumption that it holds whatever licenses are required for a foreign corporation to carry on business generally within such jurisdiction) and that SANO is not an Ineligible Person or Person from whom any United States federal, state or local government, regulatory authority or agency which purchases pharmaceutical products (including, without limitation, the federal Defense Logistics Agency) will or may not purchase any products manufactured by it or with whom it will or may not otherwise conduct business as a result its being publicly listed or otherwise (except for the fact that it is a foreign corporation).

                                  ARTICLE III

                              OBLIGATIONS OF SANO
                              -------------------

    3.1  Level of Effort.  SANO shall use its reasonable efforts, including,
         ---------------
without limitation, the employment of a sufficient number of technically qualified officers and employees, to attempt to complete the Development Program for each Licensed Product.

    3.2  Progress Reports.  SANO shall, on a monthly basis, by the tenth day of
         ----------------
each month, inform PPI in writing of the progress of the Development Program and the commencement of any project within the Development Program.

    3.3  Program Updates.  On a date which shall be approximately three (3)
         ---------------
months after the date hereof, and at three-month intervals thereafter, representatives of SANO and of PPI shall meet to review the progress and status of the Development Program then underway. At such meetings, PPI shall have the right to request the allocation of priorities to the various projects comprising the Development Program and to suggest procedures for their implementation, which requests shall be reasonably considered by SANO.

    3.4  Intentionally omitted.

    3.5  Supply and Use of Information.  The parties shall, as promptly as
         -----------------------------
possible, provide to each other any information that comes to the knowledge of a responsible officer of any party relating to any adverse reaction or other adverse event occasioned during research on, development or use of a Licensed Product. Any provision of information to PPI shall be subject to the confidentiality obligations of Section 14.4.

    3.6  Clinical Testing.  All pre-clinical, clinical and post-clinical testing
         ----------------
and stability testing and other actions, including but not limited to completion of the Development Program, required to obtain all requisite government approvals in the United States for the manufacture and sale of each Licensed Product shall be conducted by SANO, at its expense unless otherwise set forth herein.

    3.7  Governmental Approvals.  SANO shall file all appropriate requests and
         ----------------------
other filings with the appropriate government agencies within the United States in order to seek to obtain all requisite approvals for the testing, manufacture, sale and use of the Licensed Product(s). The decision regarding the timing of said filings shall be in SANO's sole discretion. SANO shall have full and complete ownership of all governmental approvals relating to

Licensed Products. SANO shall provide PPI with appropriate sections of and a right of reference to any application for registration in the United States except with respect to those aspects of any formulation or manufacturing process that is reasonably deemed proprietary by SANO.

    3.8  Other Products.  SANO shall reasonably apportion or allocate its
         --------------
resources among its products to accommodate the Development Programs for Licensed Products.

    3.9  Title.  SANO will protect and defend its rights to all Licensed
         -----
Products and SANO's Technology, and will indemnify and hold PPI, PRI and their Affiliates, harmless, from and against any claims of infringement or other claim that SANO is not the owner thereof.

    3.10 Subsidiaries and Affiliates.  SANO will cause its subsidiaries and
         ---------------------------
affiliates to comply with the restrictions and limitations imposed on SANO hereunder with respect to Licensed Products.

                                   ARTICLE IV

                             EXCLUSIVE DISTRIBUTOR
                             ---------------------

    4.1 Subject to the provisions of this Agreement, SANO hereby appoints PPI as the exclusive distributor of the Licensed Products for the United States and PPI hereby accepts such appointment and agrees to act as such exclusive distributor. The rights and licenses granted to PPI under this Agreement shall henceforth be referred to as "the Right." PPI acknowledges that it has no rights with respect to SANO's Technology or the Licensed Products, except for the distribution rights with respect to the Licensed Products as herein described.

    4.2 SANO, or PPI, as applicable, covenants and agrees that, during the term of this Agreement or until the Right (or its exclusive nature) is terminated in accordance with the provisions hereof:

         4.2.1 SANO will refer to PPI all inquiries concerning potential purchases of Licensed Products received by it from Persons located in the United States or from Persons outside the United States if SANO knows or reasonably suspects that such Person intends to resell or export the Licensed Product to the United States;

         4.2.2 SANO will not, directly or indirectly, knowingly sell any Licensed Product in the United States nor to any Person outside of the United States if SANO reasonably expects that such Person intends to resell or export the Licensed Product to the United States and, if notified by PPI that one of SANO's customers is selling the Licensed Product in the United States in any material respect, SANO shall either cease to supply such customer or obtain (and enforce, if necessary) an undertaking from such customer not to sell the Licensed Product in the United States (unless SANO is precluded from taking such action under applicable law). PPI acknowledges that SANO will use reasonable efforts to prevent the sale of Licensed Products in United States by Persons other than PPI, but shall not be held responsible if, despite such efforts, it is unsuccessful in so doing (subject to its obligations above to cease to supply or to obtain and enforce the undertaking as and to the extent contemplated above).

         4.2.3 PPI shall not, and shall not authorize, permit or suffer any of its Affiliates to, purchase any Transdermal Generic Drug Delivery System which has the same strength, contains the same active ingredient and is for the same indication as, and is competitive with, any of the Licensed Products (a "Competitive Product") for distribution, sale or use in the United States from any Person other than SANO. PPI shall not, and shall not authorize, permit or suffer any of its Affiliates to, seek regulatory approval in the United States for any Competitive Product or to, directly or indirectly, manufacture, sell, handle, distribute or be financially interested (except as a stockholder with not greater than a 5% interest in a public company) in the sales of such products within the United States for its own account or for the account of any other Person as agent, distributor or otherwise.

         Notwithstanding the foregoing, if PPI or PRI becomes an Affiliate of an entity (the "Merger Partner") as a result of a merger, acquisition, or other similar extraordinary corporate transaction, and such Merger Partner is engaged in the manufacture or distribution of a Competitive Product, PPI shall so notify SANO and shall offer (the "Offer") to sell, assign and transfer to SANO the Right with respect to the Licensed Product with which such Competitive Product is competitive in exchange for an amount equal to the Licensed Product Fee (as hereinafter defined) for such Licensed Product. If, within thirty (30) days after its receipt of the Offer, SANO accepts the Offer, SANO shall, within fifteen (15) days of such acceptance, deliver to PPI, against delivery of appropriate instruments of release and transfer, its promissory note in form and substance reasonably acceptable to PPI, payable to the order of PPI, in the principal amount of the Licensed Product Fee, bearing interest at the prime rate of Citibank, N.A., as announced from time to time at its offices in New York City (the "Prime Rate"), with interest and principal payable on the first anniversary of the date of delivery of such note. From and after the date of delivery of such note, PPI shall have no rights with respect to the relevant Licensed Product and SANO shall be free to grant any rights related thereto to a third party or to retain such rights for itself. If SANO declines to accept the Offer or fails to accept the Offer within the aforesaid 30-day period, this Agreement shall remain in full force and effect, except that the provisions of this Section 4.2.3 shall not apply to that Competitive Product. PPI shall notify SANO promptly if any Merger Partner has a Competitive Product.

         4.2.4 PPI shall not, and shall not authorize, permit or suffer any of its Affiliates to, directly or indirectly, sell any Licensed Product to any Person outside of the United States, nor to any Person in the United States if PPI or any of its Affiliates reasonably expects that such Person intends, directly or indirectly, to sell or export the Licensed Product outside of the United States. If PPI is notified by SANO that one of its customers or a customer of PPI or any of its Affiliates is exporting the Licensed Product from the United States in any material respect PPI shall (or shall cause its Affiliates to) either cease to supply such customer or obtain (and enforce, if necessary) an undertaking from such customer not to sell the Product outside of the United States (unless PPI or any such Affiliate is precluded from taking such action under applicable law). SANO acknowledges that PPI will use (and will cause its Affiliates to use) reasonable efforts to prevent its customers from exporting any Licensed Product out of the United States but shall not be held responsible if, despite such efforts, it is unsuccessful in so doing (subject to its obligations above to cease to supply or to obtain and enforce the undertaking as and to the extent contemplated above).

         4.2.5 PPI shall refer to SANO any inquiry or order for Licensed Products which PPI or any of its Affiliates may receive from any Person located outside of the United States and from any Person located in the United States where PPI or any of its Affiliates knows or has reason to suspect that such Person intends to export the Licensed Products outside of the United States.

         4.2.6 The parties acknowledge, agree and declare that the relationship hereby established between PPI and SANO is solely that of buyer and seller, that each is an independent contractor engaged in the operation of its own respective business, that neither party shall be considered to be the agent of the other party for any purpose whatsoever, except as otherwise expressly indicated in this Agreement, and that, except as otherwise expressly indicated in this Agreement, neither party has any authority to enter into any contract, assume any obligations or make any warranties or representations on behalf of the other party. Nothing in this Agreement shall be construed to establish a partnership or joint venture relationship between or among the parties.

    4.2.7 SANO shall not engage in marketing and promotion of the Licensed Products in the United States unless reasonably requested to do so by PPI.

                                   ARTICLE V

                  REPRESENTATIONS OF PPI AND PRI; OBLIGATIONS
                  -------------------------------------------

    5.1 PPI and PRI jointly and severally represent, warrant and covenant as follows:

         5.1.1      Organization, etc.  They are duly organized and validly
                    ------------------
existing under the laws of the State of New Jersey, have all requisite power and authority to conduct their business as now and as proposed to be conducted and to execute, deliver and perform their obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by PPI and PRI and represents a valid and binding obligation enforceable against PPI and PRI in accordance with its terms.

         5.1.2      No Conflicts; Consents.  Execution and delivery hereof, or
                    ----------------------
performance by either PPI or PRI hereunder, will not (a) violate or create a default under (i) PPI's and PRI's Certificates of Incorporation or by-laws (true and correct copies of which have been delivered to SANO), (ii) any mortgage, indenture, agreement, note or other instruments to which either is a party or by which either's assets are subject or (iii) any court order or decree or other governmental direction or (b) result in the action of any lien, charge or encumbrance on any material portion of PPI's and PRI's assets.

         5.1.3      Information.  All data and other information relating to PPI
                    -----------
and PRI provided to SANO by PPI and PRI, or their agents, was derived from PPI's and PRI's records (which have been diligently maintained) and is an accurate copy or summary thereof in all material respects.

         5.1.4      Sufficiency.  PPI maintains and agrees that it will continue
                    -----------
to maintain those places of business and equipment to be used in storing and shipping the Licensed Products in accordance with Current Good Manufacturing Practices of the FDA and all other applicable requirements of the FDA (as the same may be modified from time to time). PPI hereby further represents and warrants that it currently has and/or has available to it and maintains and agrees to continue to have and/or to have available to it and maintain an adequate marketing organization and qualified sales persons to promote the sale of the Licensed Products in the United States.

    5.2  PPI shall purchase the Licensed Products from SANO as contemplated in
Article VI hereof.

    5.3 PPI will use its reasonable efforts (utilizing its marketing, distribution and management systems and those of its Affiliates) to develop a market for and sell the Licensed Products in the United States, such efforts to be not less rigorous than those efforts used by PPI in relation to its leading or principal products. PPI shall devote particular attention to the marketing and sale of the Licensed Products and shall use its resources in a way it deems most effective in promoting the Licensed Products given market conditions.

    5.4 PPI shall have sole discretion in setting the sales price for the sale of the Licensed Products, provided that PPI shall not specifically discount the price of the Licensed Products for the benefit of PPI or any of its Affiliates' other products or to otherwise use the Licensed Products as a loss leader or incentive to procure the sale of PPI's or any of its Affiliates' other products. Rebate and other discount programs (excluding any program where the price of the Licensed Products are discounted primarily for the benefit of enhancing the sale of PPI's or any of its Affiliates' other products) generally available to PPI's customers on the purchase of pharmaceutical products shall not be prohibited by this Section 5.4, provided that such programs shall be in accordance with industry standards for comparable products and shall be designed to promote the sale of the Licensed Products and not other products.

    5.5 PPI shall comply with all applicable laws, rules and regulations relating to transporting, storing, advertising, promoting and selling of the Licensed Products within the United States and shall assume sole responsibility for all credit risks and collection of receivables with respect to Licensed Products sold by it and its Affiliates, and, except as expressly provided herein, in respect of all dealings between itself (and its Affiliates) and its (and their) customers.

    5.6 PPI shall notify SANO promptly upon becoming aware of any adverse information relating to the safety or effectiveness of a Licensed Product and shall consult from time to time with regard to competition or potentially competitive products.

    5.7 PPI hereby further represents and warrants to SANO that, to the best of its knowledge, information and belief, neither it nor any of its Affiliates is prohibited by any federal, state or local law, rule or regulation or by any order, directive or policy of the United States government or any state or local government thereof or any federal, state or local regulatory agency or authority having jurisdiction with respect to the distribution of pharmaceutical products within its territorial jurisdiction from selling the Licensed Products within the territorial jurisdiction of such government, regulatory agency or authority and that neither PPI nor any of its Affiliates is a Person who, by public notice, is listed by a United States federal agency as debarred, suspended, proposed for debarment or otherwise ineligible for federal programs in the United States (an "Ineligible Person") or Person from whom any United States federal, state or local government, regulatory authority or agency which purchases pharmaceutical products (including, without limitation, the federal Defense Logistics Agency) will or may not purchase any products or with whom it will or may not otherwise conduct business as a result of any of its Affiliates or PPI being publicly listed or otherwise.

                                   ARTICLE VI

                                    DELIVERY
                                    --------

    6.1 Licensed Products shall be made available to PRI for pickup ready for shipment in Standard Packaging, or as otherwise permitted by the FDA, at SANO's facilities located in Plantation, Florida, or such other facilities in the continental United States as SANO may utilize with the consent of PPI, which consent shall not be unreasonably withheld or delayed, and SANO shall use its reasonable efforts to make available to PPI sufficient quantities of the Licensed Products to satisfy orders for the Licensed Products. SANO shall be solely responsible for the contents of the labels and artwork on all finished labelled products sold by PRI and its Affiliates. SANO shall provide all Standard Packaging for the Licensed Products.

    6.2 To assist SANO in scheduling production for the manufacture of the Licensed Products, PPI shall provide to SANO, quarterly, a nine month rolling forecast of its requirements for a Licensed Product. The first forecast shall be provided by PPI to SANO approximately six months prior to the anticipated market launch of a Licensed Product, as reasonably estimated by the parties, and thereafter shall be provided to SANO on or before the 20th day of the first month of each successive quarterly period (to forecast the requirements for the next nine succeeding calendar months). It is understood and agreed that all forecasts are estimates only and PPI shall only be bound to purchase the
Licensed Products pursuant to purchase orders submitted by it to SANO.   All
purchase orders shall be for minimum batch size quantities reasonably agreed by the parties and shall anticipate an order/production/availability cycle of approximately twelve weeks during the first two contract years (as defined below) of this Agreement and an order/production/availability cycle of approximately sixteen weeks thereafter.

    6.3 PPI shall arrange for shipping and/or transportation of the Licensed Products from SANO's facility to PPI's Spring Valley, New York facility and pay all shipping and related costs. Risk of loss and title to the Licensed Product(s) shall pass to PPI upon pick-up of the Licensed Products by, on behalf of or for the account of PPI at SANO's facility.

         6.3.1 SANO shall promptly notify PPI by both fax and telephone that any order (or part thereof acceptable to PPI) is available for pick-up at SANO (this notice shall hereafter be referred to as the "Availability Notice").

         6.3.2 PPI shall use reasonable and good faith efforts to pick up the Licensed Products that are the subject of an Availability Notice within ten
(10) business days of receipt of the Availability Notice; provided that, if such pickup has not occurred on or prior to the expiry of such ten day period, PPI shall, for purposes of its payment obligations to SANO pursuant to Section 7.2 below, be deemed to have picked up the Licensed Products which are the subject of the Availability

        CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                        ASTERISKS DENOTE SUCH OMISSION

Notice on the last business day of such ten-day period. If the Licensed Products in question have not been picked up by or on behalf of PPI within twenty (20) business days of an Availability Notice, SANO may, but shall not be obligated to, cause the Licensed Products to be delivered to PPI's Spring Valley, New York, facility by truck or other overland delivery at PPI's sole cost and expense and risk of loss and title to the Products shall pass to PPI upon pickup of the Products at SANO's facility in the same manner as if the pickup had been effected by PPI itself, provided that SANO shall provide for the Licensed Products to be insured during transit in a commercially reasonable manner at PPI's sole cost and expense.

                                  ARTICLE VII

                           PAYMENTS AND PAYMENT TERMS
                           --------------------------

    7.1  Licensed Product Fee.   As consideration for the rights herein granted,
         --------------------
upon execution hereof, PRI shall pay to SANO a fee (each, a "Licensed Product Fee") as follows:

      Product A (described in SANO's pending ANDA for transdermal nitroglycerin- -generic to Nitro Dur(R))---[*****]

      Product B (described in SANO's pending ANDA for transdermal nicotine-- generic to Habitrol(R))---[*****]

      Product C (described in SANO's pending ANDA for transdermal nitroglycerin- -generic to Transderm Nitro(R))---[*****]

    7.2  Price.  The price to PRI for each order, or part thereof reasonably
         -----
acceptable to PRI as contemplated in Section 8.2(d), of Licensed Products made available to PRI hereunder shall be SANO's Costs related to such order or part thereof. PPI shall also pay to SANO any applicable federal or state sales or excise tax payable on the purchase of such Licensed Products, which payment shall be remitted with the payment of the price as contemplated in Section 7.3 below and upon payment thereof by PPI to SANO, SANO shall be solely responsible for remitting the amount so paid on account of such taxes to the relevant governmental collecting authorities. Promptly upon PPI's request, SANO shall provide PPI with reasonable evidence of such direct costs and applicable taxes and payment of such taxes.

    7.3  Payment Terms.  Payment for each order of Licensed Products made
         -------------
available by SANO for pick-up by PPI shall be due within 35 days of pick-up (whether actual or deemed pursuant to Section 6.3.2) by PPI at SANO's facility.

    7.4  Additional Licensed Product Fee.  Upon request by SANO, PPI will remit
         -------------------------------
up to an aggregate of [*****] to fund skin irritation studies required by the FDA for any of the Licensed



        CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                        ASTERISKS DENOTE SUCH OMISSION

Products. Such request shall specify the amount to be paid for the specific Licensed Product which is the subject of such study or studies, and the amount so paid by PPI shall be deemed an addition to and part of the Licensed Product Fee for such Licensed Product.

    7.5  Additional Consideration.  PPI shall pay to SANO the Additional
         ------------------------
Consideration described in Section 11.1 and Schedule B hereto, in accordance with the provisions of said Section 11.1.

    7.6  Payments by SANO.  As consideration for prior payments by PPI and for
         ----------------
PPI's and PRI's agreements set forth herein, upon execution hereof, SANO will
(i) pay PPI [*****], and (ii) deliver its promissory note in the form attached hereto as Schedule C.

                                  ARTICLE VIII

                               PRODUCT ACCEPTANCE
                               ------------------

    8.1 SANO shall manufacture the Licensed Products and make them available for pickup by PPI in accordance with all applicable laws, rules and regulations including, without limitation, the Specifications applicable to the Licensed Product in question, Current Good Manufacturing Practices of the FDA (as the same may change from time to time) and all other applicable requirements of the FDA and other governmental authorities having jurisdiction.

    8.2 All Licensed Products made available for pick up by PPI shall be accompanied by quality control certificates of analysis signed by a duly authorized laboratory official of SANO confirming that each batch of Licensed Product covered by such certificate meets its release Specifications and shall be deemed accepted by it unless PPI, acting reasonably and in good faith, shall give written notice of rejection (hereafter referred to as a "Rejection Notice") to SANO within 35 days after pick up of the Licensed Products by, on behalf of or for the account of PPI at SANO's facility.

         (a) The Rejection Notice shall state in reasonable detail (sufficient to enable SANO to identify the nature of the problem and the tests or studies to be conducted by or on its behalf to confirm or dispute same) the reason why the Licensed Products are not acceptable to PPI. If the Licensed Products meet the applicable provisions of Section 8.1 and are in quantities specified in a purchase order, PPI shall not be entitled to reject them. Any Rejection Notice shall be accompanied by copies of all written reports relating to tests, studies or investigations performed to that date by or for PPI on the Licensed Product batch rejected.

         (b) Upon receipt of such Rejection Notice, SANO may require PPI to return the rejected Licensed Products or samples thereof to SANO for further testing, in which event such Licensed Products or samples thereof, as the case may be, shall be returned by PPI to SANO or, at SANO's direction, at SANO's expense. If it is later determined by the parties or by an independent laboratory or consultant that PPI was not justified in rejecting the Licensed Products or that PPI or its Affiliates were the cause of or were responsible for the problem, PPI shall reimburse SANO for the costs of the return, as well as any other costs or expenses incurred by SANO as a result of the rejection or return.

         (c) PPI's test results or basis for rejection shall be conclusive unless SANO notifies PPI, within 30 days of receipt by SANO of the rejected Licensed Products or samples or such longer periods of time as may be reasonable in the circumstances to enable SANO to conduct (and receive the results of) the appropriate tests, studies or investigations which SANO should reasonably conduct to confirm the problem in question and to identify the source thereof, that it disagrees with such test results or its responsibility for the problem in question. In the event of such a notice by SANO, representative samples of the batch of the Licensed Product in question shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall be paid by the party that is determined by the independent laboratory or consultant to have been responsible for the rejection.

         (d) If a Licensed Product is rejected by PPI, PPI's duty to pay the amount payable to SANO pursuant to Section 7.2 hereof in respect of the rejected Licensed Product shall be suspended until such time as it is determined (I) by an independent laboratory or consultant that the Licensed Product in question should not have been rejected by PPI or (II) by the parties or by any arbitration conducted pursuant hereto or by a final order of a court of competent jurisdiction (which is not subject to further appeal) that any act or omission of, on behalf of or for which PPI or its Affiliates is responsible was the cause of the problem that was the basis for the rejection. If only a portion of an order is rejected, only the duty to pay the amount allocable to such portion shall be suspended.

    8.3 In the event any Licensed Products are appropriately rejected by PPI (being Licensed Products that do not meet the applicable provisions of Section
8.1 other than as a result of any act or omission by PPI or its Affiliates), SANO shall replace such Licensed Products with conforming goods or, if requested by PPI, shall provide a credit to PPI for the amount, if any, previously paid by PPI to SANO on account of the Licensed Products in question. The credit shall be provided by SANO to PPI immediately following the expiry of the period during which SANO may dispute a Rejection Notice as contemplated in Section 8.2(c) above (unless the Rejection Notice is disputed by SANO, in which event such credit shall be given only if the dispute is resolved in favor of PPI). Replacement Licensed Products, as aforesaid, shall be delivered to PPI at no cost to PPI if PPI has already paid for the rejected Licensed Products and not received a credit therefor, as aforesaid. All delivery costs, including insurance, incident to the return of Licensed Products to SANO and delivery of the replacement Licensed Products to PPI's Spring Valley facility shall be paid by SANO, unless the rejection is determined not to have been appropriately rejected, in which case the last sentence of Section 8.2(a) shall apply.

                                   ARTICLE IX

                             RETURNS AND ALLOWANCES
                             ----------------------

    9.1  Returns.  If PPI, acting reasonably and in good faith, accepts from a
         -------
customer a return of a Licensed Product and issues to such customer a credit for the invoice price thereof, PPI may debit against the amount of Additional Consideration, as hereinafter defined, due to SANO with respect to Net Sales, as hereinafter defined, in the month in which such return occurs, any Gross Profit, as hereinafter defined, previously paid, credited or due to SANO in respect of the sale of such returned Licensed Product.

    9.2  Handling of Returns.
         -------------------

         (a) In the event any Licensed Product is returned to PPI by its customers because the Licensed Product is alleged to be defective and PPI reasonably believes that such defect is due to the fault of SANO, PPI shall notify SANO within ten (10) working days of any such return and provide or make available to SANO such samples (if available) and other information concerning the returned Licensed Product so as to allow SANO to test and evaluate the allegedly defective Licensed Product. PPI shall retain a sufficient number of samples of the allegedly defective Licensed Product so that additional samples are available at a later date should additional testing be required by an independent testing laboratory as described in Section 9.3(b) below, or by PPI or SANO for their own purposes. If not enough samples exist to be so divided, then the parties shall confer and reach agreement as to the handling of any available samples.

         (b) SANO shall complete its review and evaluation of the returned Licensed Product within twenty (20) business days of receiving the returned Licensed Product from PPI or such longer period of time as may be reasonable in the circumstances to enable SANO to conduct or cause to be conducted such tests, studies or investigations (and to receive the results therefrom) as may be required to confirm or dispute the existence of the problem or to identify the cause or source thereof.

    9.3  Costs and Credits.
         -----------------

         (a) If SANO concludes or it is otherwise determined pursuant to Section 9.3(b) hereof that the returned Licensed Product is defective due to the fault of SANO:

              (i) any replacement Licensed Product to be provided by SANO in respect of the returned Licensed Product shall be made available to PPI without charge or appropriate credit shall be given therefor (giving account to any adjustment made pursuant to Section 9.1 hereof);

              (ii) all delivery costs, including insurance, incident to the delivery of the replacement Licensed Products to PPI's Spring Valley facility shall be paid by SANO or appropriate credit shall be given therefor; and

              (iii) SANO shall provide a credit to PPI for the reasonable costs incurred by PPI (or where the duty has been performed by an Affiliate, pursuant to the provisions of this Agreement, for the reasonable costs incurred by such Affiliate) in respect of the defective Licensed Product.

         (b) If SANO asserts that the returned Licensed Product is defective due primarily to any act or omission of PPI or its Affiliates or any agents or other persons acting on their behalf as aforesaid, then representative samples of the Licensed Products shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall be paid by the party determined by the independent laboratory or consultant to have been responsible.

         (c) If it is determined in accordance with Section 9.3(b) above that any such defect is primarily due to any act or omission by PPI, then no credit or other payment of costs shall be due from SANO, and PPI shall reimburse SANO for all costs and expenses it incurred in connection with the return and investigation.

         (d) If it is determined in accordance with Section 9.3(b) above that no such defect exists or, if existing, cannot be attributable primarily to an act or omission of either party, then any replacement Licensed Product in respect of the returned Licensed Product shall be made available to PPI without additional charge or appropriate credit, if any, shall be given therefor, but no other credits or payments of costs shall be due from SANO.

    9.4 PPI acknowledges that the Licensed Products may be of a perishable nature and that the Licensed Product must be stored and shipped in accordance with the Specifications applicable thereto (to the extent disclosed in writing to PPI or its Affiliates) or the conditions, if any, set forth on its package label.

    9.5 PPI agrees to notify SANO of any customer complaints with respect to the quality, nature or integrity of a Licensed Product or alleged adverse-drug experiences ("ADE") within five (5) working days of their receipt by PPI and of any PPI or FDA complaints within 24 hours, except on weekends and holidays.
SANO shall have the sole and primary obligation to file any required adverse experience report with FDA. SANO shall also be responsible for maintaining complaint files as required by FDA regulations. SANO agrees to investigate and respond in writing to any complaint or ADE forwarded to it by PPI promptly and in no event later than 30 days after receipt of the ADE or complaint from PPI (or such longer period as may be required in the circumstances to enable SANO to conduct such tests, studies or investigations as may be reasonably required [and to receive the results therefrom] to enable SANO to appropriately respond).
SANO shall provide PPI with a copy of any correspondence, reports, or other documents relating to a complaint or ADE within a reasonable period following generation of such document by SANO.

    9.6 The provisions of this Article 9 shall survive the termination or expiration of this Agreement.

                                   ARTICLE X

                     DAMAGES, INDEMNIFICATION AND INSURANCE
                     --------------------------------------

    10.1 Subject to the limitations set forth in this Article X and to the other provisions of this Agreement, SANO, on the one hand, and PPI, on the other hand, covenant and agree to indemnify and save harmless the other of them from and against any and all claims, demands, actions, causes of action, suits, proceedings, judgments, damages, expenses (including reasonable attorney fees and expenses), losses, fines, penalties and other similar assessments (the "Damages") relating to or arising out of a breach by any such party of any of its representations, warranties, covenants or agreements contained herein; provided that, except where the breach arises out of a representation or warranty made by a party in this Agreement being intentionally false or inaccurate, or constitutes a willful material breach by a party of any of its duties or obligations hereunder, the claim of an aggrieved party for Damages arising out of the breach shall be limited to claiming the amounts owing or payable to it in accordance with the provisions of this Agreement and any out-of-pocket costs and expenses (including amounts paid or payable by it to third parties, other than re-procurement costs [except to the extent contemplated in

Section 14.3 hereof] which it has incurred and the aggrieved party shall not be entitled to recover from the defaulting or breaching party any lost profits or consequential or punitive damages, including loss or damage to its goodwill or reputation. For purposes of this Agreement where PPI is in breach of its duties or obligations hereunder and such duties or obligations, if delegated by PPI to any of its Affiliates, could reasonably be performed by such Affiliate and PPI has either not delegated such duty or obligation to such Affiliate or such Affiliate has either refused to perform or willfully breached such duty or obligation then PPI shall be deemed to have willfully breached such duty or obligation hereunder. Similarly, whenever in this Agreement PPI is required to cause any of its respective Affiliates to do r to refrain from doing any thing herein provided and such Affiliate refuses to do or refrain from doing such thing or otherwise willfully breaches the provision herein contemplated (on the assumption that such Affiliate were bound by the provision herein contemplated as if a signatory hereto) then PPI will be deemed to have willfully breached the provision of this Agreement in question.

    10.2 In the event that the release of a Licensed Product by PPI or its Affiliates in the United States results in a third party claim:

         (a) to the extent that the Damages awarded or incurred relate to or arise out of the safety or effectiveness of the Licensed Product or the manufacturing, packaging, labelling, storage or handling of the Product by SANO, SANO shall be responsible therefor and shall indemnify and hold PPI harmless from and against all such damages; and

         (b) to the extent that the Damages awarded or incurred relate to or arise out of the transportation, storage, handling or selling of the Licensed Product by PPI or its Affiliates, then PPI shall be responsible therefor and shall indemnify and hold SANO harmless from and against all such damages.

    Upon the assertion of any third party claim against a party hereto that may give rise to a right of indemnification under this Agreement, the party claiming a right to indemnification (the "Indemnified Party") shall give prompt notice to the party alleged to have the duty to indemnify (the "Indemnifying Party") of the existence of such claim and shall give the Indemnifying Party reasonable opportunity to control, defend and/or settle such claim at its own expense and with counsel of its own selection; provided, however, that the Indemnified Party shall, at all times, have the right fully to participate in such defense at its own expense and with separate counsel and, provided, further, that both parties, to the extent they are not contractually or legally excluded therefrom or otherwise prejudiced in their legal position by so doing, shall cooperate with each other and their respective insurers in relation to the defense of such third party claims. In the event the Indemnifying Party elects to defend such claim, the Indemnified Party may not settle the claim without the prior written consent of the Indemnifying Party. The Indemnifying Party may not settle the claim without the prior written consent of the Indemnified Party unless, as part of such settlement, the Indemnified Party shall be unconditionally released therefrom or the Indemnified Party otherwise consents thereto in writing. If the Indemnifying Party shall, within a reasonable time after such notice has been given, fail to defend, compromise or settle such claim, then the Indemnified Party shall have the right to defend, compromise or settle such claim without prejudice to its rights of indemnification hereunder. Notwithstanding the foregoing, in the event of any dispute with respect to indemnity hereunder, each party shall be entitled to participate in the defense of such claim and to join and implead the other in any such action.

    In addition to the foregoing, SANO will defend, at its sole cost and expense, its rights with respect to the Licensed Products and PPI's rights to distribute the Licensed Products hereunder against any claim, action, suit or proceeding ("Action") by any third party asserting prior or superior rights with respect to the Licensed Product, product infringement or similar claims (other than as may be based on acts of PPI not contemplated herein or authorized hereby) and shall indemnify and hold PPI and its affiliates harmless from the cost of the defense thereof. PPI shall, at all times, have the right fully to participate in such defense at its own expense. SANO shall control such defense and shall, in its reasonable discretion, defend or settle such Action; provided that, notwithstanding the foregoing SANO shall not enter into any settlement or compromise of any such Action which requires PPI or any of its Affiliates to make payments of any kind without the prior written consent of PPI or an unconditional release of PPI and its Affiliates with respect to the subject matter of such Action. The provisions of this paragraph should not be construed as requiring SANO to bear any damages, judgments or other liabilities entered against PPI in any such Action, provided that the foregoing shall not be construed as or deemed a waiver of any rights PPI may have against SANO as a result of such Action hereunder, at law or otherwise, and all of such rights, if any, are expressly reserved.

    10.3 Insurance.  Each of SANO and PPI shall carry product liability
         ---------
insurance in an amount at least equal to Ten Million Dollars ($10,000,000) with an insurance carrier reasonably acceptable to the other party, such insurance to be in place at times reasonably acceptable to the parties, but not later than the date of the first commercial sale of a Licensed Product. Each party shall promptly furnish to the other evidence of the maintenance of the insurance required by this Section 10.3 and shall name the other as an "additional insured" under such insurance policy. Each party's coverage shall (i) include broad form vendor coverage and such other provisions as are typical in the industry and (ii) name the other party as an additional insured thereunder. SANO shall carry clinical testing insurance in an amount and at times reasonably acceptable to the parties.

    10.4 Survival.  The provisions of this Article X shall survive the
         --------
termination or expiration of this Agreement, provided that the requirement to maintain the insurance contemplated in Section 10.3 above shall only survive for a period of 36 months from the effective date of termination or expiration of this Agreement.

                                   ARTICLE XI

              ADDITIONAL CONSIDERATION, REPORTING AND VERIFICATION
              ----------------------------------------------------

    11.1 Additional Consideration.  As additional consideration for SANO
         ------------------------
entering into this Agreement and permitting PPI to sell the Licensed Products in the United States in accordance with the provisions hereof, PPI agrees to pay to SANO the additional amounts more particularly described in Exhibit B to this Agreement in respect of the aggregate Gross Profit (as that term is defined in Exhibit B) of the Licensed Products. The amount payable to SANO determined in accordance with Exhibit B is herein and in Exhibit B annexed hereto referred to as the "Additional Consideration." PPI shall pay to SANO, monthly, on the seventh day of each month, commencing on the seventh day of the third month after the month in which sales of the Licensed Products commence, the Additional Consideration payable to SANO in respect of the Net Sales of the Licensed Products made by PPI and its Affiliates during the third preceding month. For greater certainty, examples of what constitutes the "third preceding calendar month" are contained in Exhibit B annexed hereto. The consideration payable to SANO pursuant to this Article XI shall be paid to it as part of the sale price of the Licensed Product from SANO to PPI and shall not be treated as a royalty or similar payment.

    11.2 Reporting and Information Obligations of PPI.
         --------------------------------------------

         (a) Approved Contracts.  PPI shall provide to SANO, monthly, within
             ------------------
seven days of the expiry of each calendar month during the term hereof, a copy of each Approved Contract (as hereinafter defined), entered into by PPI with its customers during the immediately preceding month irrespective of whether a copy of such contract had previously been forwarded to SANO. If the Approved Contract has a term of less than 18 months, PPI may delete (e.g., by blacking out) any information in the Approved Contract that tends to indicate the identity or location of the PPI customer; provided, however, that PPI marks each such Approved Contract with a unique customer code relative to the customer that is the party to that Approved Contract.

         (b) Net Sales and Gross Profits.  PPI shall report to SANO monthly, on
             ---------------------------
the 7th day of each calendar month during the term hereof and for 12 months after the termination hereof:

              (i) a sales summary, in the form annexed hereto as Exhibit D, showing all sales of the Licensed Products made by PPI and its Affiliates during the immediately preceding calendar month;

              (ii) a detailed statement showing all returns and all credits, rebates, allowances and other debit and credits relevant to the calculation of Net Sales and Gross Profits (as those terms are defined in Exhibit B annexed hereto) for the immediately preceding calendar month together with copies of all documentation to support allowable adjustments used in computing Net Sales during the period in question;

              (iii) a certificate signed by the Chief Financial Officer of PPI certifying that, to the best of his knowledge, information and belief, after reasonable investigation, the foregoing statements contemplated in (i) and
    (ii) above are true and correct and do not omit any material information required to be provided pursuant to this Section 11.2(b) and

              (iv) a summary of the calculation of the Additional Consideration payable to SANO on such date.

    For purposes of this Agreement a sale shall be considered to have been made at the time the Product(s) are shipped to the customer.

    11.3 PPI shall make available for inspection by SANO at PPI's facilities and shall cause its Affiliates to make available for inspection by SANO at their respective facilities, promptly following a reasonable request therefor, such additional information concerning any sales (including, without limitation, in respect of any sale, the date of the shipment, the code number of the customer [or the name of the customer in the case of a customer disclosed to SANO pursuant to Section 11.2(a) hereof and an Approved Contract], the number of units of each Licensed Product in each dosage involved (broken down by container size per Product [e.g., 18 boxes of 30 patches of Product A], and the invoice price charged by PPI or its Affiliates), credits, returns, allowances and other credits and debits previously reported to SANO pursuant to Section 11.2(b)(ii) hereof or with respect to Approved Contracts previously reported to SANO pursuant to Section 11.2(a) hereof as SANO may reasonably require from time to time (except information concerning the identity or location of a customer where PPI is not already required to disclose that information to SANO pursuant to Section 11.2(a) hereof) to enable SANO to confirm or reconcile the amounts which are or were to have been paid to it pursuant to this Agreement (without the need to audit the books and records of PPI or its Affiliates pursuant to Section 11.4 hereof).

    11.4 PPI shall keep and shall cause its Affiliates to keep complete and accurate records and books of account containing all information required for the computation and verification of the amounts to be paid to SANO hereunder. PPI further agrees that at the request of SANO, it will permit and will cause its Affiliates to permit one or more accountants selected by SANO, except any to whom PPI or such Affiliate has some reasonable objection, at any time and from time to time, to have access during ordinary working hours to such records as may be necessary to audit, with respect to any payment report period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any such period in the case of failure of PPI to report or make payment pursuant to the terms of this Agreement. Such accountant shall not disclose to SANO any information relating to the business of PRI except that which is reasonably necessary to inform SANO of:

              (i) the accuracy or inaccuracy of PPI's reports and payments;

              (ii) compliance or non-compliance by PPI with the terms and conditions of this Agreement; and

              (iii) the extent of any such inaccuracy or non-compliance; provided, that if it is not reasonably possible to separate information relating to the business of PPI from that which is reasonably necessary to so inform SANO, the accountant may disclose any information necessary to so inform SANO and SANO shall retain all other information disclosed as confidential.

    PPI shall provide and shall cause its Affiliates to provide full and complete access to the accountant to PPI's and such Affiliates' pertinent books and records and the accountant shall have the right to make and retain copies (including photocopies). Should any such accountant discover information indicating inaccuracy in any of PPI's payments or non-compliance by PPI or its Affiliates with any of such terms and conditions, and should PPI fail to acknowledge in writing to SANO the deficiency or non-compliance discovered by such accountant within ten (10) business days of being advised of same in writing by the accountant, the accountant shall have the right to deliver to SANO copies (including photocopies) of any pertinent portions of the records and books of account which relate to or disclose the deficiency or non-compliance (to the extent not acknowledged by PPI). In the event that the accountant shall have questions which are not in its judgment answered by the books and records provided to it, the accountant shall have the right to confer with officers of PPI or such Affiliate, including PPI's or such Affiliate's Chief Financial Officer. If any audit under this Section shall reveal an underpayment or understatement of the amount payable to SANO by more than $10,000.00 for any period in question, PPI shall reimburse SANO for all costs and expenses relating to such investigational audit. SANO shall only have the right to audit such books and records of PPI and its Affiliates pursuant to this Section 11.4 no more often than twice in any contract year unless earlier in such contract year or in any of the prior three contract years such investigation revealed a discrepancy of more than $10,000.00, as aforesaid, in which case SANO shall have the right to audit such books and records three times in such contract year. For purposes of this Agreement, a contract year shall be a period of twelve months commencing on either the date of this Agreement or on an anniversary thereof. Unless the disclosure of same is reasonably required by SANO in connection with any litigation or arbitration arising out of such audit, the accountant shall not reveal to SANO the name or address (or other information reasonably tending to identify the location of a customer) of any customer of PPI or its Affiliates [other than one whose name has been disclosed to SANO pursuant to Section 11.2 hereof], but shall identify such customer to SANO, if necessary, by the customer code number used by PPI in its reporting obligations to SANO [and PPI and its Affiliates shall make such information known to the accountant]. PPI may, as a condition to providing any accountant access to its books and records (or those of its Affiliates), require SANO to execute a reasonable confidentiality agreement consistent with the terms of this Section 11.4.

    11.5 Except as specifically set forth to the contrary, all payments to be made under this Agreement shall bear interest equal to two percent above the prime rate as quoted by Citibank N.A., New York, New York, calculated daily (as at the close of business on each such day) and compounded monthly, from the day following the day the payment is due until the date on which it is paid. Any adjustment to the prime rate as quoted by Citibank N.A. from time to time shall result in a corresponding adjustment to the rate of interest payable hereunder, the rate of interest quoted by Citibank N.A. at the close of business on each day to be the rate applicable for such day.

    11.6 The obligation of PPI to make the payments contemplated in Section 11.1 and to provide the reports and information contemplated in Sections 11.2 and
11.3 and the right of SANO to conduct its audits or investigations pursuant to
Section 11.4 hereof shall survive the termination or expiration of this Agreement and shall apply to all Licensed Products made available to PPI by SANO prior to the effective date of the termination or expiration of this Agreement (or made available to PPI after such date pursuant to any provision of this Agreement) notwithstanding that such Licensed Products may have been resold by PPI or its Affiliates to its or their customers after the effective date of termination or expiration. For greater certainty, the parties acknowledge and agree that it is their intention that PPI pay to SANO the Additional Consideration applicable to Net Sales of all Licensed Products supplied by SANO to PPI pursuant to this Agreement (in respect of which the purchase price charged by SANO to PPI therefor [whether paid or owing] was determined in accordance with the provisions of Section 7.2 hereof or was provided to PPI free of such charge pursuant to any other provision of this Agreement) irrespective of whether such Licensed Product is resold by PPI or its Affiliates prior to or subsequent to the effective date of termination or expiration of this Agreement and that SANO's rights pursuant to Section 11.4 hereof shall continue for a period of twelve (12) months following the final sale of all such Licensed Products.

    11.7 PPI shall have the right, upon reasonable advance written notice to SANO, to inspect SANO's facilities at which the Licensed Products are being manufactured to monitor compliance by SANO with FDA Good Manufacturing Practices and to otherwise confirm that the Licensed Products are being manufactured in accordance with their respective Specifications. Similarly, SANO shall have the right, upon reasonable advance written notice to PPI to inspect those facilities of PPI and any of its Affiliates which are used in the storage of any of the Licensed Products to ensure compliance by PPI or such Affiliate with FDA Good Manufacturing Practices and to otherwise ensure that the Licensed Products do not cease to meet their Specifications as a result of any storage or shipping conducted by PPI or its Affiliates. SANO shall cooperate with PPI in providing access to its facilities and PPI shall cooperate and shall cause its Affiliates to cooperate in providing access to SANO to its facilities and those of its Affiliates used as aforesaid.

    11.8 SANO shall keep complete and accurate records and books of account containing all information required for the computation and verification of SANO's Costs as contemplated in Section 7.2 hereof with respect to the Licensed Product(s) made available to PPI by SANO pursuant hereto. SANO further agrees that at the request of PPI it will permit one or more accountants selected by PPI except any to whom SANO has some reasonable objection, to have access during ordinary working hours to such books and records as may be necessary to audit the amounts previously charged by SANO to PPI pursuant to Section 7.2 hereof. Such accountant shall not disclose to PPI any information relating to the business of SANO except the accuracy or inaccuracy of SANO's previously reported charges and the amount, if any, that PPI may have been overcharged or undercharged with respect to Licensed Products made available to it. Should any such accountant discover information indicating that PPI has been overcharged for Products made available to it, and should SANO fail to acknowledge in writing to PPI the inaccuracy discovered by such accountant within ten (10) business days of being advised of same in writing by the accountant, the accountant shall have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account which relate to or disclose the inaccuracy (to the extent not acknowledged by SANO). SANO shall provide full and complete access to the accountant to SANO's pertinent books and records. In the event that the accountant shall have questions which are not in its judgment answered by such books and records, the accountant shall have the right to confer with officers of SANO, including SANO's Chief Financial Officer. If any audit under this Section shall reveal an overstatement of the amount payable to SANO by more than $10,000.00 for the Licensed Products in question, SANO shall reimburse PPI for all costs and expenses relating to such investigation/audit. It is understood and agreed that PPI shall only have the right to audit such books ad records of SANO pursuant to this Section 11.8 no more often than twice in any contract year unless earlier in such contract year or in any of the prior three contract years such investigation revealed a discrepancy of more than $10,000.00, as aforesaid, in which case PPI shall have the right to audit such books and records three times in such contract year. Unless the disclosure of same is reasonably required by PPI in connection with any litigation or arbitration arising out of such audit, the accountant shall not reveal to PPI the name or address (or other information reasonably tending to identify the location of a supplier) of any supplier of materials to SANO in the manufacturing or packaging of the Licensed Products (but shall identify such supplier to PPI if necessary, by a code name or number supplied by such accountant) or the name of or financial information relating to any employee of SANO. SANO may, as a condition to providing any accountant access to its books-and records, require PPI to execute a reasonable confidentiality agreement consistent with the terms of this Section 11.8. The rights of PPI pursuant to this Section 11.8 shall survive the termination or expiration of this Agreement for a period of one year.

                                  ARTICLE XII

                             RIGHT OF FIRST REFUSAL
                             ----------------------

    12.1 Right of First Refusal. During the term hereof, PPI shall have the
         ----------------------
right of first refusal to distribute the Licensed Products in the State of Israel, on a product by product basis, in accordance with the following procedures.

    12.2 Procedures.  For each Licensed Product with respect to which SANO
         ----------
proposes to enter into a distribution agreement in Israel with a third party, SANO shall communicate to PPI in writing a reasonably detailed description of the provisions of such agreement (a "Proposed Israeli Distribution Agreement"). Within 30 days of its receipt of a Proposed Israeli Distribution Agreement (the "Acceptance Period"), PPI shall notify SANO whether it wishes to enter into an agreement with SANO on such terms. If PPI notifies SANO within the Acceptance Period that it wishes to do so, PPI and SANO will enter into a distribution agreement on such terms. If PPI fails to notify SANO of its election to enter into such an agreement within the Acceptance Period, SANO may enter into a license or distribution agreement with respect to such Licensed Product with a third party on substantially the same terms as set forth in the Proposed Israeli Distribution Agreement and PPI's rights under this Article XII will terminate. SANO may not enter into such an agreement with a third party on terms substantially different from those set forth in the relevant Proposed Israeli Distribution Agreement without first offering such terms to PPI for a period of thirty days. If SANO shall not enter into the Proposed Israeli Distribution Agreement within 30 days following the expiration of the Acceptance Period or any extension thereof as set forth in the preceding sentence, SANO's execution of any such Agreement or any other Proposed Israeli Distribution Agreement shall again be subject to PPI's rights under this Article XII. Each Proposed Israeli Distribution Agreement for each Licensed Product shall be subject to PPI's rights of first refusal in accordance with the procedures set forth in this
Section 12.2.

                                  ARTICLE XIII

                             TERMS AND TERMINATION
                             ---------------------

    13.1 This Agreement shall become effective on the date hereof and shall remain in effect for a period of ten years per Licensed Product starting on the date such Licensed Product becomes available for sale in commercial quantities, unless earlier terminated in accordance with the provisions of this Agreement. Thereafter, this Agreement shall automatically be renewed as to each Licensed Product from year to year unless either party gives notice of termination to the other party at least one hundred and twenty days prior to the expiry of the initial term or of any renewal term.

    13.2 Either party may, by notice in writing to the other party, terminate this Agreement if such other party shall have breached any of its material duties or obligations under this Agreement (other than the obligations of PPI to pay to SANO any amount due to SANO hereunder [whether on account of Additional Consideration, the price for the Licensed Products or otherwise] or to provide SANO with the reports or information contemplated in Section 11.2 or 11.3 hereof) and such breach shall remain uncured for at least sixty days after the aggrieved party shall have given notice of the breach to the other party.

    13.3 SANO may, by notice in writing to PPI, terminate this Agreement if PPI fails to pay to SANO any amount payable by PPI to SANO hereunder, whether on account of the Additional Consideration, the purchase price for the Licensed Products, interest or otherwise, as and when the same shall have become due and payable or PPI shall have failed to deliver (or caused to be delivered, as the case may be), in timely fashion, the reports or information contemplated in
Section 11.2 or 11.3 hereof, and in either case, such breach shall have continued unremedied for a period of twelve business days after written notice of such breach has been given by SANO to PPI; provided that PPI shall not have the right to such twelve-day grace period within which to cure such default and SANO shall have the immediate right to terminate the Agreement for such breach if PPI shall have previously breached Section 11.2 or 11.3, or failed to remit any sums of at least $10,000.00 to SANO, when due, in the aggregate, one time in the twelve month period immediately preceding the default in question.

    13.4 Either party may terminate this Agreement on thirty days prior written notice to the other party if such party or the other party is legally prohibited from performing its obligations hereunder (other than by reason of a breach of its obligations hereunder) or becomes (or, in the case of PPI, its Affiliate becomes) an Ineligible Person (and, where the party purporting to terminate the Agreement is also the party prohibited from performing or it or its Affiliate is the Ineligible Person, it [or its Affiliate, as the case may be] has made diligent good faith best efforts to remove the prohibition or its status as an Ineligible Person) and such prohibition or status as an Ineligible Person shall have continued uninterrupted for a period of 120 days.

   13.5 Either party may terminate this Agreement in respect of a particular Licensed Product (the "Specific Product"), but this Agreement shall continue in respect of any other Licensed Product, on thirty (30) days prior written notice to the other party (which notice must be delivered within 90 days of the expiration of the applicable contract year) if the aggregate Net Sales of the Specific Product made by PRI and its Affiliates for any complete contract year after the second anniversary of the date on which such Specified Product became available for sale shall be less than the amounts stated in or determined pursuant to Section 13.8; provided, however, SANO may not terminate with respect to any Specific Product pursuant to this Section 13.5 without the consent of PPI in the event that SANO shall have previously terminated the exclusive nature of the Right pursuant to Section 13.8 and shall be selling, directly or indirectly, such Licensed Product in the United States.

   13.6 Either party may terminate this Agreement in accordance with the provisions of Section 15.1 hereof.

   13.7 PPI or SANO shall have the right to terminate this Agreement upon written notice to the other in the event that any one or more of the following events shall become applicable to such other party (herein referred to as the "Party"):

         (a) an order is made or a resolution or other action of such Party is taken for the dissolution, liquidation, winding up or other termination of its corporate existence;

         (b) the Party commits a voluntary act of bankruptcy, becomes insolvent, makes an assignment for the benefit of its creditors or proposes to its creditors a reorganization, arrangement, composition or readjustment of its debts or obligations or otherwise proposes to take advantage of or shelter under any statute in force in the United States for the protection of debtors;

         (c) if any proceeding is taken with respect to a compromise or arrangement, or to have such Party declared bankrupt or to have a receiver appointed in respect of such Party or a substantial portion of its property and such proceeding is instituted by such Party or is not opposed by such Party or if such proceeding is instituted by a Person other than such Party, such Party does not proceed diligently and in good faith to have such proceeding withdrawn forthwith;

         (d) a receiver or a receiver and manager of any of the assets of such Party is appointed and such receiver or receiver and manager is not removed within ninety days of such appointment;

         (e) such Party ceases or takes steps to cease to carry on its business.

SANO shall similarly have the right to terminate this Agreement upon written notice to PRI if any of the foregoing events becomes applicable to any Affiliate of PRI that has been expressly assigned obligations under this Agreement.

    13.8 (a)  If

            (i) in the twenty-four (24) month period (such period being herein referred to as the "A Period") beginning on the date (the "A Commencement Date") the first of any shipments of Licensed Product "A" is made available to PPI hereunder, the aggregate Net Sales of Licensed Product "A" for such A Period is less than the Product Sales Threshold (as hereinafter defined);

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                        ASTERISKS DENOTE SUCH OMISSION

            (ii) in the twenty-four (24) month period (such period being herein referred to as the "B Period") beginning on the date (the "B Commencement Date") the first of any shipments of Licensed Product "B" is made available to PPI hereunder, the aggregate Net Sales of Licensed Product "B" for such B Period is less than the Product Sales Threshold; or

            (iii) in any twenty-four (24) month period (such period being herein referred to as the "C Period") beginning on the date (the "C Commencement Date") the first of any shipments of Licensed Product "C" is made available to PPI hereunder, the aggregate Net Sales of Licensed Product "C" for such Period is less than [*****];

            (iv) in any twelve month period commencing on the second and each subsequent anniversary of the A Commencement Date or the B Commencement Date the Net Sales of the relevant Licensed Product sold by PPI and its Affiliates in such period is less than the Product Sales Threshold; or

            (v) in any twelve month period commencing on the second and each subsequent anniversary of the C Commencement Date, the Net Sales of Licensed Product "C" sold by PPI and its Affiliates in such period is less than [*****];

and the shortfall in sales cannot be attributable primarily to the fault of SANO, SANO shall have the right to convert PPI's Right hereunder from an exclusive to a non-exclusive right to distribute such Licensed Product upon ninety days prior written notice to PPI. As used herein, as to any Licensed Product, the Product Sales Threshold shall mean an amount reasonably agreed upon by PPI and SANO after consideration of relevant market factors and conditions, provided that if PPI and SANO shall fail or be unable to agree as to any Licensed Product for any period in question, the Product Sales Threshold for such period and Licensed Product shall be [*****].

         (b) Notwithstanding the exercise by SANO of its right pursuant to
Section 13.8(a) hereof, and the resultant conversion of PPI to a non-exclusive distributor hereunder, PPI shall have the right to sell the Licensed Products on a non-exclusive basis on the terms and conditions as set forth herein, except as provided otherwise in this Paragraph 13.8, during the balance of the term of the Agreement (subject to earlier termination as herein provided) and SANO shall continue to supply the Licensed Products to PPI in accordance with the provisions hereof, provided that the obligation of SANO to use its reasonable best efforts to supply PPI with its requirements of the Licensed Products shall take into account PPI's requirements as well as the requirements of SANO and any other third party distributor or distributors appointed by SANO to sell the Licensed Products in the United States.

         (c) In the event that SANO exercises its rights under Section 13.8(a) and contemporaneously therewith or subsequent thereto enters into an agreement with any Person (herein referred to as a "Third Party Licensee"), authorizing or licensing such Third Party Licensee to sell any of the Licensed Products in the United States on royalty, payment or other cash equivalent or otherwise readily economically measured terms more favorable to the Third Party Licensee (such more favorable terms being herein referred to as the "MFP") then:

            (i) SANO shall promptly notify PPI of such agreement and shall describe in the notice both the MFP and any obligations, duties, undertakings or other consideration to be provided by the Third Party Licensee; and

            (ii) PPI shall have thirty days from the date of receipt of such notice to notify SANO whether PPI desires to have the benefit of the MFP, which can be accepted only if PPI shall agree (to the extent not already assumed in this Agreement) to any additional obligations, duties, or undertakings, and to provide any consideration to be provided by the Third Party Licensee.

PPI's entitlement to seek the benefit of the MFP shall be conditioned upon and subject to PPI assuming and being capable of fully performing all the non-cash obligations assumed by the Third Party Licensee in a manner substantially as valuable to SANO. If PPI shall dispute such assessment, PPI shall so notify SANO, whereupon the issue shall be deemed to be a dispute between the parties and subject to resolution pursuant to Section 15.2 hereof.

    13.9 Notwithstanding the termination or expiration of this Agreement pursuant to this Article XIII or any other provision of this Agreement, all rights and obligations which were incurred or which matured prior to the effective date of termination or expiration, including accrued Additional Consideration and any cause of action for breach of contract, shall survive termination and be subject to enforcement under the terms of this Agreement. Termination of this Agreement shall not affect any duty of PPI or SANO existing prior to the effective date of termination or expiration and which is, whether or not by expressed terms, intended to survive termination. Without limiting the generality of the foregoing, termination shall not affect any duty to keep confidential any Confidential Information (within the meaning of Section 14.4 hereof) disclosed by one party to the other (or its Affiliate) as contemplated in Section 14.4 hereof, but rather such Confidential Information shall be held by the receiving party subject to such restrictions on use and disclosure as provided in the said Section.

    13.10 Upon termination of this Agreement by PPI pursuant to Section 13.2 or 13.7 or pursuant to Section 13.4 as a result of SANO's inability to perform its obligations hereunder or becoming an Ineligible Person or the termination of this Agreement by SANO pursuant to Section 13.5 hereof, SANO shall, at the request of PPI, repurchase all Licensed Products then in the possession, custody or control of PPI and available for sale (and which have not been adulterated since they were made available for pick up by PPI) and all packaging material in the possession, custody or control of PPI which were specifically acquired by PPI for these Licensed Products and which cannot be used by PPI or its Affiliates for any other products sold by any of them, at the price originally paid by PPI therefor plus all transportation costs previously incurred (even if not yet paid) by PPI payable in cash on delivery by PPI to SANO. SANO shall pay all transportation costs associated with shipping the repurchased Licensed Product to SANO or to such other places SANO may require.

    13.11 In the event that this Agreement is terminated pursuant to the provisions of Section 13.4 hereof as a result of a party (herein referred to as the "Prohibited Party") being unable to

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                        ASTERISKS DENOTE SUCH OMISSION

perform its obligations hereunder as therein contemplated or having become (or its Affiliate having become) an Ineligible Person and within twelve (12) months of the effective date of termination of this Agreement the Prohibited Party is again able to perform its obligations hereunder or has ceased (or its Affiliate has ceased) to be an Ineligible Person, then the Prohibited Party shall, by notice in writing, advise the other party (herein referred to as the "Receiving Party") that it is no longer legally prohibited from performing its duties and obligations hereunder or that it has ceased (or that its Affiliate has ceased) to be an Ineligible Person and the Receiving Party shall have the right, to be exercised by notice in writing given to the Prohibited Party within thirty (30) days of receipt of the aforesaid notice from Prohibited Party, to reinstate this Agreement; provided, however, that if the Prohibited Party is PPI then SANO shall have the right to reinstate this Agreement as if a proper notice had been given pursuant to Section 13.8 of this Agreement and PPI shall be reinstated on a non-exclusive basis, but only to the extent that such reinstatement will not violate the provisions of any agreement SANO shall have entered into during the period PPI was a Prohibited Party.

    13.12 If SANO terminates this Agreement pursuant to Section 13.2, 13.3 and
13.7 hereof then PPI shall not and shall cause its Affiliates not to, for a period of twelve (12) months following the effective date of termination, sell in the United States any Competitive Product.

    13.13 In the event that SANO terminates this Agreement in respect of a Specific Product pursuant to Section 13.5 hereof, SANO shall, at the request of PPI, make available to PPI within a reasonable period of time of such termination, such number of units of such Specific Product as shall be equal to the net number of units of such Specific Product sold by PPI during the entire contract year immediately preceding the year in which this Agreement is so terminated or such lesser number of units of each such Specific Product as PPI shall advise SANO in writing within ten business days of such termination. Such Specific Product shall be made available to PPI in accordance with the provisions of this Agreement and the provisions of this Agreement shall apply to all such Specific Product as if such Specific Product had been supplied by SANO during the term of this Agreement.

    13.14       (a)      If SANO has not received an approval of an ANDA for
Licensed Product A prior to the later of [*****] PPI may terminate this Agreement with respect to Licensed Product A by providing SANO with written notice of such termination and neither party shall have any obligation hereunder with respect to Licensed Product A other than applicable confidentiality provisions and the payment by SANO described in the following sentence. In the event of such termination, SANO shall pay PPI the sum of (i) [*****] and (ii) the amount paid by PPI in respect of Licensed Product A pursuant to Section 7.1 and Section 7.4 hereof, with half of such sum payable three (3) months after SANO's receipt of notice of such termination and half of such sum payable fifteen (15) months after SANO's receipt of notice of such termination.

         (b) If SANO has not received an approval of an ANDA for Licensed Product B prior to the later of [*****] PPI may terminate this Agreement with respect to Licensed Product B by providing SANO with written notice of such termination and neither party shall have any



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                        ASTERISKS DENOTE SUCH OMISSION


obligation hereunder with respect to Licensed Product B other than applicable confidentiality provisions and the payment by SANO described in the following sentence. In the event of such termination, SANO shall pay PPI the sum of (i) [*****] and (ii) the amount paid by PPI in respect of Licensed Product B pursuant to Section 7.4 hereof, with half of such sum payable three (3) months after SANO's receipt of notice of such termination and half of such sum payable fifteen (15) months after SANO's receipt of notice of such termination.

         (c) If SANO has not received an approval of an ANDA for Licensed Product C prior to the later of [*****] PPI may terminate this Agreement with respect to Licensed Product C by providing SANO with written notice of such termination and neither party shall have any obligation hereunder with respect to Licensed Product C other than applicable confidentiality provisions and the payment by SANO described in the following sentence. In the event of such termination, SANO shall pay PPI the sum of (i) [*****] and (ii) the amount paid by PPI in respect of Licensed Product C pursuant to Section 7.1 and Section 7.4 hereof, with half of such sum payable three (3) months after SANO's receipt of such termination and half of such sum payable fifteen (15) months after SANO's receipt of notice of such termination.

         (d) For the purposes of this Section 13.14, the dates on which ANDAs were filed for the respective Licensed Products shall be as set forth on Exhibit E attached hereto.

                                  ARTICLE XIV

              RECALLS, ADMINISTRATIVE MATTERS AND CONFIDENTIALITY
              ---------------------------------------------------

    14.1 Recalls.  In the event that it becomes necessary to conduct a recall,
         -------
market withdrawal or field correction (hereafter collectively referred to as "recall") of any Licensed Product manufactured by SANO and sold by PPI or its Affiliates the following provisions shall govern such a recall:

         (a) After consulting with SANO, and on terms and conditions reasonably satisfactory to SANO, PPI shall conduct (and shall cause its Affiliate to conduct) the recall and shall have primary responsibility therefore and SANO and PPI shall each cooperate with the other in recalling any affected Licensed Product(s). PPI covenants and agrees to maintain and to cause its Affiliates to maintain such records of all sales of the Licensed Products made by PPI or its Affiliates as are required by the FDA or as are reasonably appropriate for a distributor of pharmaceutical products to maintain so as to enable a recall to be properly completed.

         (b) Irrespective of whether the recall is initiated by PPI or by SANO:

           (i) If it is later demonstrated that the reason for the recall was due primarily to acts or omissions of SANO (or the safety or efficacy of the Licensed Product other than as a result of acts or omissions of PPI or its Affiliates), then SANO shall pay or reimburse, as the case may be, all reasonable direct out-of-pocket expenses, including but not limited to reasonable attorney's fees and expenses and credits and recall expenses claimed by and paid to customers, incurred by PPI or SANO in connection with performing any such recall, provided that expenses incurred by PPI shall be in accordance with the terms and conditions of the recall approved by SANO; or

           (ii) If it is later determined that the reason for the recall was due primarily to the acts or omissions of PPI or its Affiliates, then PPI shall pay or reimburse, as the case may be, all direct out-of-pocket expenses, including but not limited to reasonable attorney's fees and expenses and credits and recall expenses claimed by and paid to customers, incurred by PPI or SANO in connection with performing any such recall; or

           (iii) If the parties are unable to agree that the cause of the recall was due primarily to the act or omission of one of the parties (or its Affiliates, as the case may be) within sixty days of the initiation of the recall and have not commenced arbitration proceedings to resolve such dispute within such sixty day period then all direct out- of-pocket costs incurred by PPI and SANO, including but not limited to reasonable attorney's fees and expenses and credits and recall expenses claimed by and paid to customers, shall be shared by the parties in proportion to their sharing of Gross Profits in respect of the Licensed Products recalled.

Each of the parties shall use its reasonable best efforts to minimize the expenses of recall which it incurs. It is understood and agreed that the direct out-of-pocket costs and expenses of the recall contemplated in Paragraphs (i), (ii) and (iii) above shall not include the invoice price charged by PRI or its Affiliates to the customers for the Products recalled, which amount shall be dealt with in accordance with the provisions of
Section 9 hereof and shall also not include any excess re-procurement costs (within the meaning of Paragraph 14.3 hereof) and related penalties and assessments, which costs, penalties and assessments shall be an expense of PPI except to the extent that it is an expense of SANO pursuant to Section 14.3 hereof (provided that where the provisions of Paragraph (iii) above apply, the excess reprocurement costs and related penalties and assessments incurred pursuant to Approved Contracts [as that term is defined in Section 14.3 hereof] shall be shared by the parties in the proportion in which Gross Profits are shared in respect of the recalled Products sold pursuant to such Approved Contracts).

         (c) All Licensed Products recalled pursuant to this Section 14.1 shall be treated as Licensed Products returned to PPI by its customers and the provisions of Section 9 shall apply thereto.

         (d) The party initiating the recall shall inform FDA of the proposed recall; however, nothing contained herein shall preclude either party from informing FDA of any proposed or actual recall by either party should the recalling party fail to inform FDA of that recall within ten (10) days of a written request by the non-recalling party to so inform FDA.

         (e) For greater certainty, in the event of a recall, neither party or its Affiliates shall profit from any out-of-pocket expenses incurred by it in connection with the recall and for which it is reimbursed by the other party and, except where the recall relates directly to an intentional breach of a representation or warranty contained in this Agreement or arises directly out of a willful material breach by a party of any of its duties or obligations hereunder (in each case, as contemplated in Section 10.1 hereof), neither party shall have a claim against the other party for any damages, losses or expenses which it suffers or incurs as a result thereof except to the extent permitted or contemplated in this Section 14.

         (f) Each party shall provide reasonable evidence to the other of the out-of-pocket expenses being claimed by it and the rights of SANO pursuant to
Section 11.4 and the rights of PPI pursuant to Section 11.8 shall apply thereto.

    14.2 ANDA-Related FDA Correspondence.  Each of the parties shall provide the
         -------------------------------
other with a copy of any correspondence or notices received by such party from FDA relating or referring to the Licensed Product(s) within ten (10) days of receipt. Each party shall also provide the other with copies of any responses to any such correspondence or notices within ten (10) days of making the response.

    14.3 Excess Re-procurement Costs.
         ---------------------------

         (a) In the event that a recall occurs which recall was necessitated primarily by any act or omission of SANO and SANO does not supply PPI with replacement Licensed Product on a timely basis or if SANO, in breach of its obligations under this Agreement, fails to make Licensed Product(s) available to PPI, SANO shall, in addition to any reimbursement required under Section 14.1, pay any excess re-procurement costs and/or related penalties or assessments incurred by, or assessed on, PPI by a customer of PPI pursuant to an Approved Contract (as that term is defined below) due to PPI's inability to supply Licensed Product(s) to such customer due to the aforesaid acts, omissions or breaches of SANO.

         (b) SANO shall cooperate with PPI with respect to any legal or administrative proceedings that arise pursuant to the Approved Contracts as a result of PPI's inability to supply Licensed Product(s) to such customer due to the aforesaid acts, omissions or breaches by SANO. The foregoing shall be without prejudice to any other damages, expense or costs that PPI may have suffered in connection with SANO's inability to supply the Licensed Product as aforesaid, subject to the limitations and other provisions set forth in this Agreement.

         (c) For purposes hereof the term "Approved Contract" shall mean a contract entered into by PPI on or after the Execution Date with one of its customers:

           (i) pursuant to which PPI agrees to supply such customer with pharmaceutical products which include the Licensed Products (or any of them), and which provides that if PPI fails to supply such customer with the Licensed Product in accordance with specified terms and conditions therein set forth then such customer shall have the right to procure a comparable replacement product for the Licensed Product in substitution for the Licensed Products that PPI has failed to supply to such customer in accordance with the provisions of its agreement and to charge back to PPI any costs and expenses incurred by such customer to acquire such comparable replacement product in excess of the price which was to have been charged by PPI to the customer for the Licensed Products which it failed to provide (such excess costs and expenses being the excess re-procurement costs contemplated in Section 14.1 and in this Section 14.3);

           (ii) which has a term of twelve (12) months or less; and

           (iii) which provides for the supply of the relevant Licensed Product in an amount not greater than the amount forecast by PPI pursuant to Section
    6.2 hereof, taking into account all other sales of the Licensed Product in the relevant period; or

           (iv) where the contract has a term of more than 12 months, or provides for an amount greater than that contemplated by Paragraph (iii) above, SANO has approved or has been deemed to have approved such contract in accordance with the provisions of Section 14.3(v) hereof; or

           (v) if the approval of SANO as contemplated in Paragraph (iv) above is requested, PPI shall have provided to SANO, in accordance with the provisions of this paragraph, a complete copy of the proposed final agreement between PPI and its customer prior to entering into such contract. A copy of any contract to be provided to SANO as contemplated in this Paragraph (v) shall be forwarded to SANO in the manner contemplated in
    Section 15.4 hereof. SANO shall have a period of ten business days from the date upon which copies of such contract are actually received by it as aforesaid to notify PPI in writing that it does not approve of the contract and failing such notice from SANO within such ten business day period SANO shall be deemed to have approved of such contract.

    14.4 Confidentiality.
         ---------------

         (a) The parties agree that, without the prior written consent of the other party (such consent not to be unreasonably withheld) or except as may be required under law or court order, the provisions of the Agreement shall remain confidential and shall not be disclosed to any Person not affiliated with any of the parties.

         (b) PPI and SANO hereby agree not to reveal or disclose any Confidential Information (as defined below) to any Person without first obtaining the written consent of the disclosing party, except as may be necessary in regulatory proceedings or litigation. For purposes hereof Confidential Information shall mean all information, in whatever form, which is or was disclosed by one party to another or to an Affiliate of the other prior to or during the term of this Agreement and which relates in any way to the Products or to the business of the disclosing party, including, without limitation information relating to customers and pricing. Confidential Information shall not include information that a party can demonstrate by written evidence:

           (i) is in the public domain (provided that information in the public domain has not and does not come into the public domain as a result of the disclosure by the receiving party or any of its Affiliates);

           (ii) is known to the receiving party or any of its Affiliates prior to the disclosure by the other party: or

           (iii) becomes available to the party on a non-confidential basis from a source other than an Affiliate of that party or the disclosing party and PPI covenants and agrees to cause its Affiliates to comply with the provisions of this Section 14.4.

                                   ARTICLE XV

                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

    15.1 Force Majeure Clauses.  Neither party shall be considered to be in
         ---------------------
default in respect of any obligation hereunder, other than the obligation of a party to make payment of amounts due to the other party under or pursuant to this Agreement, if failure of performance shall be due to Force Majeure. If either party is affected by a Force Majeure event, such party shall, within 20 days of its occurrence, give notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and not longer duration than is required and the non-performing party shall use its reasonable best efforts to remedy its inability to perform. The obligation to pay money in a timely manner is absolute and shall not be subject to the Force Majeure provisions, except to the extent prohibited by governmental rule or regulations other than rules or regulations incident to bankruptcy or insolvency proceedings of a party. Force Majeure shall mean an unforeseeable or unavoidable cause beyond the control and without the fault or negligence of a party (and, where the party is PPI, beyond the control and without the fault or negligence of any of its Affiliates) including, but not limited to, explosion, flood, war (whether declared or otherwise), accident, labor strike, or other labor disturbance, sabotage, acts of God, newly enacted legislation, newly issued orders or decrees of any Court or of any governmental agency. Notwithstanding anything in this Section to the contrary, the party to whom performance is owed but to whom it is not rendered because of any event of Force Majeure as contemplated in this Section 15.1 shall, after the passage of one hundred and twenty days, have the option to terminate this Agreement on thirty days prior written notice to the other party hereto. For greater certainty, the inability or failure of PPI to cause any of its respective Affiliates to comply with any of the provisions of this Agreement expressed o be applicable to its Affiliates or which require such party to cause the Affiliate to do or not to do something shall not be considered Force Majeure unless the Affiliate in question is unable to comply by reason of unforeseeable or unavoidable causes beyond the control and without the fault or negligence of such Affiliate.

    15.2 Arbitration.  All disputes arising out of, or in relation to, this
         -----------
Agreement (other than disputes arising out of any claim by a third party in an action commenced against a party), shall be referred for decision forthwith to a senior executive of each party not involved in the dispute. If no agreement can be reached through this process within thirty days of request by one party to the other to nominate a senior executive for dispute resolution, then either party hereto shall be entitled to refer such dispute to a single arbitrator for arbitration under Florida law, such arbitration to be held in Miami, Florida on an expedited basis in accordance with the rules and regulations of the American Arbitration Association. Any party demanding arbitration shall with service of its demand for arbitration propose a neutral arbitrator selected by it. In the event that the parties cannot agree upon a neutral arbitrator within thirty (30) days after the demand for arbitration, an arbitrator shall be appointed by the American Arbitration Association who shall be a partner in a Miami, Florida law firm having at least ten (10) partners.

    15.3 Assignment.  This Agreement may not be assigned nor can the performance
         ----------
of any duties hereunder be delegated by PPI or by SANO without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided that any such assignment shall not relieve the assignor from any of its obligations hereunder or under any other document or agreement delivered by such party pursuant to, or delivered (or acknowledged to have been delivered) contemporaneously with or in connection with the execution of, this Agreement, which shall continue to be binding upon such party notwithstanding such assignment. Notwithstanding the foregoing, PPI may delegate from time to time some of its duties hereunder to any of its Affiliates provided that, prior to any such delegation, it gives written notice thereof to SANO (indicating the duties being so delegated and the duration of such delegation); provided that no such delegation shall relieve PPI from any of its obligations hereunder in respect of the duties being delegated or otherwise.

        15.4 Notices. Any notice required or permitted to be given under this
             -------
Agreement shall be sufficiently given if in writing and delivered by registered or certified mail (return receipt requested), facsimile (with confirmation of transmittal), overnight courier (with confirmation of delivery), or hand delivery to the appropriate party at the address set forth below, or to such other address as such party may from time to time specify for that purpose in a notice similarly given:

                    If to SANO:

                         SANO Corporation
                         3250 Commerce Parkway
                         Miramar, Florida 33025
                         Attn: President
                         Fax: (954) 430-3390

                    with a copy to (other than regularly prepared notices, reports, etc. required to be delivered hereunder):

                         Greenberg, Traurig, Hoffman,
                         Lipoff, Rosen & Quentel, P.A.
                         1221 Brickell Avenue
                         Miami, Florida 33131
                         Attn: Gary Epstein, Esq.
                         Fax: 305-579-0717

                    If to PRI

                         c/o PRI Distributors, Ltd.
                         One Ram Ridge Road
                         Spring Valley, NY 10977
                         Attn: President
                         Fax: 914-425-7922

                    with a copy to (other than regularly prepared notices, reports, etc. required to be delivered hereunder):

                         Hertzog, Calamari & Gleason
                         100 Park Avenue
                         New York, New York 10017
                         Attn:  Stephen A. Ollendorff, Esq.
                         Fax:  (212) 213-1199

Any such notice shall be effective (i) if sent by mail, as aforesaid, five business days after mailing, (ii) if sent by facsimile, as aforesaid, when sent, and (iii) if sent by courier or hand delivered, as aforesaid, when received. Provided that if any such notice shall have been sent by mail and if on the date of mailing thereof or during the period prior to the expiry of the third business day following the date of mailing there shall be a general postal disruption (whether as a result of rotating strikes or otherwise) in the United States then such notice shall not become effective until the fifth business day following the date of resumption of normal mail service.

     15.5 Governing Law and Consent to Jurisdiction.
          -----------------------------------------

          (a) Except as otherwise provided herein, this Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of Florida in all respects including matters of construction, validity and performance, but without giving effect to Florida's choice of law provisions.

          (b) In connection with any action commenced hereunder, each of the undersigned consent to the exclusive jurisdiction of the state and federal courts located in Miami, Florida. Notwithstanding the foregoing, each party also agrees to the jurisdiction of any court which a third party claim has been brought.

     15.6 Binding Agreement.  This Agreement shall be binding upon the parties
          -----------------
hereto, and their respective successors and permitted assigns.

     15.7 Entire Agreement.  This Agreement and all other documents and
          ----------------
instruments delivered by any of the parties or their Affiliates pursuant hereto or in connection with the execution and delivery of this Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all negotiations, prior discussions and agreements relating to the Licensed Products or the Right. This Agreement may not be amended or modified except by a written instrument signed by all of the parties hereto.

     15.8 Headings.  The headings to the various articles and paragraphs of this
          --------
Agreement have been inserted for convenience only and shall not affect the meaning of the language contained in this Agreement.

     15.9 Waiver.  The waiver by any party of any breach by another party of any
          ------
term or condition of this Agreement shall not constitute a waiver of any subsequent breach or nullify the effectiveness of that term or condition.

     15.10     Counterparts.  This Agreement may be executed in identical
               ------------
duplicate copies. The parties agree to execute at least two identical original copies of the Agreement. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.11     Severability of Provisions.  If, for any reason whatsoever, any
               --------------------------
term, covenant or condition of this Agreement or of any other document or instrument executed and delivered by either PPI or SANO pursuant hereto or in connection with the completion of the transaction contemplated herein, or the application thereof to any party or circumstance is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

               (i) is deemed to be independent of the remainder of such document and to be severable and divisible therefrom and its validity, unenforceability or illegality does not affect, impair or invalidate the remainder of such document or any part thereof; and

               (ii) continue to be applicable and enforceable to the fullest extent permitted by law against any party and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

     15.12     Publicity.  Neither party shall issue any press release or other
               ---------
public statement regarding, or disclosing the existence of, this Agreement without the prior written consent of the other party; provided, however, that neither party shall be prevented from complying with any disclosure obligation it may have under applicable law. The parties shall use their best efforts to agree on the form and content of any such public statement.

                                  ARTICLE XVI

                                GUARANTEE OF PRI

     16.1 Guarantee.  PRI does hereby unconditionally guarantee to SANO the full
          ---------
and prompt payment and performance by PPI of all of the obligations of every nature whatsoever to be performed by PPI under this Agreement (the "Guaranteed Obligations") as and when required to be paid or performed under this Agreement. The guarantee set forth in the preceding sentence (this "Guarantee") is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of the Guaranteed Obligations and is in no way conditioned upon any requirement that SANO first attempt to enforce any of the Guaranteed Obligations against PPI, any other guarantor of the Guaranteed Obligations or any other Person or resort to any other means of obtaining performance of any of the Guaranteed Obligations. This Guarantee shall continue in full force and effect until PPI shall have satisfactorily performed or fully discharged all of the Guaranteed Obligations. No performance or payment made by PPI, PRI, any other guarantor or any other Person, or received or collected by SANO from PPI, PRI, any other guarantor or any other Person in performance of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce (except to the extent that any such performance or payment shall reduce the Guaranteed Obligations), release or otherwise affect the liability of PRI under this Guarantee which shall, notwithstanding any such payment or performance other than those made by PRI in respect of the Guaranteed Obligations or those received or collected from PRI in respect of the Guaranteed Obligations, remain liable for the amount of the Guaranteed Obligations, until the Guaranteed Obligations are paid and performed in full.

     16.2 No Subrogation.  Notwithstanding any payment or performance by PRI,
          --------------
PRI shall not be entitled to be subrogated to any of the rights of SANO or any other guarantor or any collateral security held by SANO against PPI or any other guarantor or any collateral security for the payment of the Guaranteed Obligations, nor shall PRI seek or be entitled to seek any contribution or reimbursement from PPI or any other guarantor in respect of payments made by PRI under this Guarantee. PRI HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS AND CLAIMS WHICH PRI MAY NOW HAVE OR

HEREAFTER ACQUIRE TO BE SUBROGATED TO ANY SUCH RIGHTS OF SANO AND TO SEEK OR BE ENTITLED TO SEEK ANY SUCH CONTRIBUTION OR REIMBURSEMENT FROM PPI OR ANY OTHER GUARANTOR. THE OBLIGATIONS OF AND WAIVERS BY PRI SET FORTH IN THIS SECTION 16.2 SHALL SURVIVE THE TERMINATION OF THIS GUARANTEE AND THE PAYMENT, PERFORMANCE AND SATISFACTION IN FULL OF ALL OF THE GUARANTEED OBLIGATIONS.

     16.3 Amendments, etc. with Respect to Guaranteed Obligations; Waiver of
          ------------------------------------------------------------------
Rights.  PRI shall remain obligated under this Guarantee notwithstanding that,
------
without any reservation of rights against PRI and without notice to or further assent by PRI, any demand for payment or performance of any of the Guaranteed Obligations made by SANO may be rescinded by SANO and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security (or guarantee therefor may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by SANO and this Agreement, any collateral security document or other guarantee or document in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as SANO may deem advisable from time to time, and any collateral security or guarantee at any time held by SANO for the payment or performance of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. SANO shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against PRI, SANO may, but shall be under no obligation to, make a similar demand on PPI or any other guarantor, and any failure by SANO to make any such demand or to collect any payments from PPI or any such other guarantor or any release of PPI or such other guarantor shall not relieve PRI of its obligations or liabilities under this Guarantee, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of SANO against PRI.

     16.4 Extent of Liability and Waivers.  PRI understands and agrees that the
          -------------------------------
obligation of guarantee of PRI pursuant to Section 16.1 are intended to render PRI liable hereunder in each instance where PPI would be liable under this Agreement, and no more, and except that the obligations of PRI hereunder shall not be discharged by any bankruptcy or similar proceeding which may discharge PPI herefrom. Accordingly, PRI acknowledges that it will not assert, and hereby waives to the fullest extent permitted by law, any rights to avoid performance hereunder available to it as guarantor which are not also available to PPI. PRI waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by SANO upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between PPI or PRI, on the one hand, and SANO on the other, pursuant to this Agreement shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. PRI waives diligence, presentment, protest, demand for payment and notice of default or nonpayment or nonperformance to or upon PPI or any other guarantors with respect to the Guaranteed Obligations. When pursuing its rights and remedies hereunder against PRI, SANO may, but shall be under no obligation to, pursue such rights and remedies as it may have against PPI or any other Person or against any collateral security or guarantee for the Guaranteed Obligations, and any failure by PRI to pursue such other rights or remedies or to collect any payments from PPI or any such other Person or to realize upon any such collateral security or guarantee, or any release of PPI or any such other Person or any such collateral security or guarantee, shall not relieve PRI of any liability hereunder and shall not impair or affect the rights and remedes, whether express, implied or available as a matter of law, of SANO against PRI. This Guarantee shall remain in full force and effect and be binding upon PRI and its successors and assigns and shall inure to the benefit of SANO and its successors and assigns, until all the Guaranteed Obligations shall have been satisfied by payment and performance in full.

     16.5 Reinstatement.  This Guarantee shall continue to be effective, or be
          -------------
reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by SANO upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of PPI or PRI, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, PPI or PRI, or any substantial part of its or their property, or otherwise, all as though such payments had not been made.

     16.6 No Waiver; Cumulative Remedies.  SANO shall not by any act (except by
          ------------------------------
a written instrument pursuant to Section 15.7), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of SANO, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by SANO of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the SANO would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     16.7 Affiliates.  To the extent that PPI or PRI is obligated hereunder to
          ----------
cause its Affiliates to do or refrain from doing anything, PRI will do all things that it may lawfully and reasonably do to cause such Affiliate to comply.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Execution Date.

                                  SANO CORPORATION
                                  By:/s/ Reginald Hardy
                                     ------------------------------------------
                                                    (Signature)

                                  Name:     Reginald Hardy
                                       ----------------------------------------

                                  Title:     President
                                        ---------------------------------------


                                  PHARMACEUTICAL RESOURCES,
                                  INC.
                                  By:/s/Kenneth I. Sawyer
                                      ------------------------------------------
                                                    (Signature)

                                  Name:    Kenneth I. Sawyer
                                       ----------------------------------------

                                  Title: President and Chief Executive Officer
                                        ---------------------------------------


                                  PAR PHARMACEUTICAL, INC.
                                  By:/s/Kenneth I. Sawyer
                                     ------------------------------------------
                                                     (Signature)

                                  Name:    Kenneth I. Sawyer
                                       ----------------------------------------

                                  Title: President and Chief Executive Officer
                                        ---------------------------------------

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                              EXCHANGE COMMISSION
                                 ASTERISKS DENOTE SUCH OMISSION

                                   EXHIBIT A
                               LICENSED PRODUCTS

PRODUCT "A"
------------------------------------------------------------------------------
DRUG NAME                           ANDA#  SANO FILING DATE  FDA ACCEPTED DATE
Nitroglycerin Transdermal System
[*****]*                            [           *****               ]
Nitroglycerin Transdermal System
[*****]*                            [           *****               ]
Nitroglycerin Transdermal System
[*****]*                            [           *****               ]
Nitroglycerin Transdermal System
[*****]*                            [           *****               ]
Nitroglycerin Transdermal System
[*****]*                            [           *****               ]
Nitroglycerin Transdermal System
[*****]*                            [           *****               ]
*Generically equivalent to such strengths in Nitro Dur(R).

PRODUCT "B"
------------------------------------------------------------------------------
DRUG NAME                     ANDA#  SANO FILING DATE  FDA ACCEPTED DATE
Nicotine Transdermal System
[*****]*                      [           *****               ]
Nicotine Transdermal System
[*****]*                      [           *****               ]
Nicotine Transdermal System
[*****]*                      [           *****               ]
*Generically equivalent to such strengths in Habitrol(R).

PRODUCT "C"
-----------------------------------------------------------------------------
DRUG NAME                          ANDA#  SANO FILING DATE  FDA ACCEPTED DATE
Nitroglycerin Transdermal System
[*****]*                           [           *****               ]
Nitroglycerin Transdermal System
[*****]*                           [           *****               ]
Nitroglycerin Transdermal System
[*****]*                           [           *****               ]
Nitroglycerin Transdermal System
[*****]*                           [           *****               ]
*Generically equivalent to such strengths in Transderm-Nitro(R).

        CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION

                        ASTERISKS DENOTE SUCH OMISSION

                                   EXHIBIT B

     As used herein, the term "Net Sales" shall mean the gross amount invoiced for sales of Licensed Product(s) made by PRI or its Affiliates to independent third parties, reduced by the following to the extent that they are properly allocable to the quantity of Licensed Product(s) so sold: all trade, quantity and cash discounts allowed; credits or allowances actually granted on account of rejections; returns, billing errors and retroactive price reductions (including, without limitation, shelf stock adjustments); credits, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, governmental agencies and other institutions in respect of the purchase price; freight, transportation, insurance or other delivery charges; and all taxes (except income taxes), tariffs, duties and other similar governmental charges paid by the seller on sales of the Licensed Product(s) and not reimbursed by the purchaser. "Gross Profit" shall mean the difference between Net Sales for any amount of Licensed Product(s) and the price paid to SANO pursuant to Section 7.2 hereof in respect of such Licensed Product(s).

     Product A. During the term of the Agreement, the Additional Consideration payable to SANO with respect to Product A shall be [*****] of Gross Profit, until aggregate Gross Profit with respect to that Licensed Product shall have reached [*****], and [*****] of all Gross Profit thereafter. Payment of Additional Consideration is to be made in respect of the third preceding month, as set forth in Section 11.1.

     The following illustrates payments to SANO under the foregoing formula, assuming that sales of Product A commenced in January 1998:

                   JAN.   FEB.,  MARCH  APRIL   MAY   JUNE   JULY   AUGUST  SEPT.   OCT.   NOV.    DEC.
                   1998   1998   1998   1998   1998   1998   1998    1998    1998   1998   1998    1998
NET SALES         [*****  *****  *****  *****  *****  *****  *****  *****   *****]
PRICE TO PRI      [*****  *****  *****  *****  *****  *****  *****  *****   *****]
GROSS PROFIT      [*****  *****  *****  *****  *****  *****  *****  *****   *****   *****  *****  ******
PAYMENT TO SANO   [*****  *****  *****  *****  *****  *****  *****  *****   *****   *****  *****  *****]
RETAINED BY PPI   [*****  *****  *****  *****  *****  *****  *****  *****   *****   *****  *****  *****]
15% INCREMENT     [*****  *****  *****  *****  *****  *****  *****  *****   *****   *****  *****  *****]

____________________________
* [*****] of [*****]; [*****] of [*****]. (total increment--[*****])

        CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                        ASTERISKS DENOTE SUCH OMISSION

     Product B. During the term of the Agreement, the Additional Consideration payable to SANO with respect to Product B shall be [*****] of all Gross Profit. Payment of Additional Consideration is to be made in respect of the third preceding month, as set forth in Section 11.1. The following illustrates payments to SANO under the foregoing formula, assuming that sales of Product B commenced in January 1998:

                    JAN.   FEB.,  MARCH  APRIL   MAY   JUNE   JULY   AUGUST  SEPT.  OCT.    NOV.
                    1998   1998   1998   1998   1998   1998   1998    1998   1998   1998    1998
NET SALES          [*****  *****  *****  *****  *****  *****  *****  *****]
PRICE TO PRI       [*****  *****  *****  *****  *****  *****  *****  *****]
GROSS PROFIT       [*****  *****  *****  *****  *****  *****  *****  *****]
PAYMENT TO SANO    [*****  *****  *****  *****  *****  *****  *****  *****   *****  *****  *****]
RETAINED BY  PPI   [*****  *****  *****  *****  *****  *****  *****  *****   *****  *****  *****]
15% INCREMENT      [*****  *****  *****  *****  *****  *****  *****  *****   *****  *****  *****]



     Product C. During the term of the Agreement, the Additional Consideration payable to SANO with respect to Product C shall be [*****] of Gross Profit, until aggregate Gross Profit with respect to that Licensed Product shall have reached [*****], and [*****] of all Gross Profit thereafter. Payment of Additional Consideration is to be made in respect of the third preceding month, as set forth in Section 11.1.

     The following illustrates payments to SANO under the foregoing formula, assuming that sales of Product C commenced in January 1998:

                    JAN.   FEB.,  MARCH  APRIL   MAY   JUNE   JULY   AUGUST  SEPT.   OCT.   NOV.    DEC.
                    1998   1998   1998   1998   1998   1998   1998    1998    1998   1998   1998    1998
NET SALES          [*****  *****  *****  *****  *****  *****  *****  *****   *****]
PRICE TO PRI       [*****  *****  *****  *****  *****  *****  *****  *****   *****]
GROSS PROFIT       [*****  *****  *****  *****  *****  *****  *****  *****   *****]
PAYMENT TO SANO    [*****  *****  *****  *****  *****  *****  *****  *****   *****   *****  *****  *****]
RETAINED BY  PPI   [*****  *****  *****  *****  *****  *****  *****  *****   *****   *****  *****  *****]
15% INCREMENT      [*****  *****  *****  *****  *****  *****  *****  *****   *****   *****  *****  *****]

____________________________
* [*****] of [*****]; [*****] of [*****]. (total increment--[*****])

        CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                        ASTERISKS DENOTE SUCH OMISSION

                                   EXHIBIT C

                                PROMISSORY NOTE
                                ---------------

[*****]                                                  July 28    , 1997
                                                      --------------

     FOR VALUE RECEIVED, SANO CORPORATION, a Florida corporation (the "Maker"), hereby unconditionally promises to pay to Par Pharmaceutical, Inc., a New Jersey corporation (the "Payee"), at its offices located at One Ram Ridge Road, Spring Valley, New York 10977 or at such other address as the Payee may from time to time designate in writing to the Maker, the principal amount of [*****], together with interest on the principal amount outstanding from time to time at the rate per annum announced from time to time by Citibank N.A. as its "Prime Rate." The principal amount of this Note, together with interest accrued thereon, shall be due and payable on September 30, 1998.

     This Promissory Note is delivered pursuant to that certain Amended and
Restated Distribution Agreement dated the 28th day of July    , 1997 by and
                                          ----       ---------
among Maker, Payee and Pharmaceutical Resources, Inc., (the "Agreement").

     This Promissory Note may be prepaid in whole or in part at any time and from time to time prior to maturity without premium or penalty and shall be prepaid as and to the extent set forth in the Agreement.

     If any of the following events of default shall occur, the outstanding principal amount of this Note, together with interest accrued and unpaid thereon, shall become immediately due and payable:

     (1) Maker shall default in the payment of principal of or interest on this Note when and as due and payable; and

     (2) Maker (a) generally shall not pay its debts as they become due, shall become insolvent, shall suspend its usual business or shall cease to exist; (b) shall enter into an agreement with its creditors to reduce its obligations to them or to defer their fulfillment, make a general assignment for the benefit of its creditors, commence any proceeding relating to it under any Chapter of Title 11 of the United States Code or seek discharge or reduction of its debts, an arrangement, composition, reorganization or any other form of relief from its creditors or from a court or governmental agency pursuant to any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, or liquidation law, statute or procedure of any jurisdiction (federal, state or foreign) for the relief of financially distressed debtors (each of the foregoing a "Debtor Relief Procedure"): (c) shall have instituted, initiated or commenced against it a Debtor Relief Procedure and, if under Title 11 of the United States Code, an order for relief is entered or the petition is controverted but is not dismissed within 30 days after the commencement of the case or, if under another Debtor Relief Procedure, the substantial equivalent occurs or the Debtor Relief Procedure is not dismissed or otherwise terminated within 30 days of its commencement; or (d) shall take any action to effect any event described in clauses (a), (b) or (c) above.

     In the event that the Maker shall default in payment of this Promissory Note when due, simple interest shall accrue on the then unpaid principal amount hereof, from the date of any such default until the date the unpaid principal amount hereof is paid in full, at the rate of ten percent (10%) per annum and the Maker shall pay all reasonable costs of collection, paid or incurred by the Payee, whether paid or incurred in connection with collection by suit or otherwise.

     The Maker of this Promissory Note hereby waives demand, protest, notice of dishonor and notice of maturity, non-payment or protest and any and all requirements necessary to hold it liable as a maker of this Promissory Note.

     All payments of principal, interest and any other amounts due hereunder shall be made in the amounts required hereby without any reduction or set off of any kind whatsoever, including, without limitation, any reduction or set off with respect to any claim, counterclaim, defense or other right which Maker may have against the Payee.

     The waiver by the Payee of the Maker's prompt and complete performance of, or default under, any provision of this Promissory Note shall not operate nor be construed as a waiver of any subsequent breach or default, and the failure by the Payee to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida.

     This Promissory Note may not be modified, amended or terminated, except in a writing executed by the Maker and the Payee.

     IN WITNESS WHEREOF, the Maker, by and through its undersigned office thereunto duly authorized, has executed and delivered this Promissory Note the 28th day of July , 1997.
----        ------

Attested By:                        Sano Corporation


                                    By:
---------------------------            --------------------------------
Asst. Secretary                        Reginald L. Hardy, President

                                   EXHIBIT D

                              [SALES SUMMARY FORM]

                                                        Schedule 2.1.3

       On March 6, 1996, Key filed a complaint in the United States District Court of Florida alleging that one of the Company's transdermal nitroglycerin patches, for which the Company has filed an ANDA with the FDA, infringed certain patents owned by Key. The Company had previously obtained non-infringement opinions with regard to its product and believes that there is no merit to the allegations in the complaint. The Company has filed an answer and counterclaim to the complaint and intends to vigorously defend this lawsuit. However, patent litigation is extremely costly, protracted and burdensome, and there can be no assurance that the outcome of the lawsuit will be favorable to the Company. If the Company is found in violation of Key's patents, it may not be able to market its generic version of Nitro-Dur(R) on a commercially acceptable basis or at all.

                                                   EXHIBIT 10.20



                     NON-RECOURSE SECURED PROMISSORY  NOTE

                                                            July 28, 1997
US$1,500,000.00
===============

FOR VALUE RECEIVED, PRI RESEARCH, INC. a Delaware corporation ("Maker"), hereby promises to pay to the order of C.T.P. RESEARCH AND DEVELOPMENT (1995) LTD., an Israeli company or its permitted assignee ("Holder"), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND United States Dollars (US$1,500,000), together with interest accrued at the rate of 7% per annum on the unpaid principal balance hereof from the date hereof. Payments shall be made in lawful money of the United States of America in immediately available funds and shall be made at such place as may be designated in writing from time to time by Holder. Payments of principal and interest shall be made as follows:

     (a) The principal amount hereof shall be paid in eight equal installments of US$187,500. The first installment shall become due and payable on July 5, 1999, with the remaining seven installments being due and payable on each January 5 and July 5 thereafter through and including January 5, 2003 (the "Maturity Date").

     (b) Accrued interest shall become due and payable on January 5, 1998 and shall be due and payable on each July 5 and January 5 through and including the Maturity Date.

     Notwithstanding the foregoing, payments of interest on or any installment of the principal amount of this Note shall be made only on days in which banks in New York City are not permitted by applicable law to be closed ("Business Days"). If any interest on or any installment of the principal amount of this Note becomes due and payable on a day that is not a Business Day, then the relevant payment obligation shall be extended to the next succeeding Business Day and interest shall be payable during such extension.

     This Note may, at the option of Maker, be prepaid, in whole or in part (but only in amounts of at least $100,000), at any time and any such prepayment shall be applied to the installments of principal in reverse order of maturity. Any such prepayment shall be without premium or penalty but shall include the payment of accrued interest on the amount prepaid to and including the date of prepayment.

     This Note is the Note referred to in and is being issued in connection with the purchase by Maker of Holder's limited partnership interest in Clal Pharmaceutical Resources Limited Partnership ("CPR") and shares of Clal Pharmaceutical Resources (1995) Ltd. ("CPRC"). This Maker in fulfillment of its undertaking shall enter into the Mortgage Documents annexed hereto ("Mortgage") and shall cause CPR and CPRC to pledge their assets to the benefit of the Holder in accordance with the terms of the Mortgage.

     This note shall be non-recourse as against Maker. Holder shall look solely to the collateral subject to the Mortgage as Holder's exclusive remedy in the event of any default in payment or performance hereof. Holder shall not make claim or institute any action or proceeding against Maker in respect hereof, and expressly waives any right to a deficiency judgment in the event of foreclosure or sale of such collateral. Nothing herein shall prevent the Holder from instituting an action to enforce its rights to the collateral subject to the Mortgage.

     The unpaid principal sum of this Note, together with all accrued interest thereon, shall, at the option of Holder, by written demand to Maker, become immediately due and payable, (without presentment for payment, demand, protest and notice of protest or any further notice or demand of any kind, all of which are hereby expressly waived), 15 days after written notice of any of the following events has been given by Holder to Maker, provided however that after said 15 day cure period Maker shall have additional 5 days in which to pay off in full all amounts due under this Note, including all accrued interest and costs, if any of the following events shall occur (15 days written notice shall apply only to Sections (1), (2); 10 days to pay off shall apply to all sections).

          (1) Maker's failure to pay, when due, any installments of principal or interest on this Note.

          (2) The breach by Maker of any term or provision of this Note.

          (3) Any of Maker, CPRC or CPR makes an assignment for the benefit of creditors or admits in writing its or its inability to pay its debts generally as they become due;

          (4) Any of Maker, CPRC or CPR applies to any tribunal for the appointment of a custodian of any substantial part of its assets, or commences any proceedings relating to it under any bankruptcy, insolvency, reorganization or moratorium law or any other law for the relief of debtors of any jurisdiction (any of the foregoing being a "Bankruptcy Proceeding");

          (5) Any application is filed in respect of a Bankruptcy Proceeding, or any Bankruptcy Proceeding is commenced, against any of Maker, CPRC or CPR by one or more persons other than Maker, CPRC or CPR, and Maker, CPRC or CPR, as the case may be, indicates its consent, approval, acquiescence thereto or the Bankruptcy Proceeding is not dismissed within 60 days of its institution;

          (6) A court of competent jurisdiction enters an order, judgment or decree appointing a custodian for the whole or to a substantial portion of the property of Maker, CPRC or CPR, or approving a petition filed against any of them seeking reorganization or arrangement in any Bankruptcy Proceeding, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;

          (7) Any of Maker, CPRC or CPR shall wind up its affairs, dissolve or liquidate, or take corporate or partnership action to effect any of the foregoing;

          (8) Any of Maker, CPRC or CPR shall enter into or be a party to any merger, consolidation or reorganization with any other entity which may impair in any respect the rights of Holder under this Note, provided that Maker, CPRC or CPR may enter into any merger, consolidation or reorganization with any subsidiary or affiliate of Pharmaceutical Resources, Inc. which does not impair the rights of the Holder under this Note and its rights to Collateral under the Mortgage.

          (9) If one or more judgments, decrees or orders is entered against Maker, CPRC or CPR which, together with judgments, decrees or orders against any one or more of them, total US$50,000 or more, which judgments or decrees are not vacated, discharged, stayed or bonded pending appeal within 45 days from the later of date of entry or the date upon which Maker receives notice of same.

          (10) If Maker, directly or indirectly, declares, makes or agrees to make (or sets apart any assets for) any distribution, dividend or other payment of any kind to any of its stockholders, affiliates, officers or directors of Maker including, without limitation, any distribution or application of Maker's assets through the purchase, redemption or retirement of any loans or advances, principal or interest payments, other than loan and interest payment as hereinafter permitted, or unreasonable management consulting or like fees or compensation.

          (11) If any preliminary attachment, lien or additional security interest which is superior as a matter of law to the security for this Note is placed upon any of the property which is security for this Note and not set aside within the earlier of (i) a period of 60 days or (ii) the date on which a judgment is entered.

          (11) If, at any time or from time to time, title to or any interest in the whole or any part of the property which is security for this Note is acquired by any person, partnership, corporation, trust, joint venture or other entity other than the Maker ("Other Entity") unless said Other Entity assumes the terms of this Note, provided that this shall not prohibit the Sale of assets which do not constitute a material portion of such entity's assets, in the ordinary course of such entity's business and for fair consideration;

          (12) If any loss, theft, damage or destruction of any material part of the property which is security for this Note, as set forth in the Mortgage, occurs which is not covered by insurance;

          (13) If CPR or CPRC fail to make any rent or other undisputed payments to its landlord under the lease agreements when due against Maker, CPR or CPRC and if in dispute upon conversion to an unstayed judgment.

          (14) If CPR or CPRC fail to make any material Israeli tax payments (withholding tax, social security tax, VAT or any other tax) when due or as otherwise advised by its outside auditors.

          (15) If CPR or CPRC extends the lease agreements with its Landlord at a time it is in breach of this Note and the Holder has commenced an action for its enforcement.

     Upon default under this Note, Holder may exercise any and all rights and remedies available under the lien documents to which this Note is attached.

     Time is of the essence with respect to each of Maker's obligations and agreements evidenced by this Note. If Maker fails to make any payment of principal or interest as and when due under this Note, then the entire outstanding principal balance shall accrue interest from the date of such default until the date of payment at 9% per annum.

     The nonexercise or delay in exercise by Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     Maker shall satisfy and perform each of the following agreements and covenants for so long as any amounts of principal or interest due under this Note remain outstanding:

          (a) Furnish to Holder within 45 days after the end of each fiscal quarter of CPR (other than the fourth fiscal quarter), commencing with the quarter ending June 30, 1997, financial statements of CPR ("Interim Statements"), prepared by CPR in a form substantially the same as that of the previous quarter and thereafter United States Dollar denominated Financial Statements consisting of statements of income and balance sheets of CPR, from the beginning of the then current fiscal year and from the beginning of such quarter to the end of such period, and balance sheets of CPR as of the end of such quarter, certified by the President or Chief Financial Officer of Maker to be true and correct, and accompanied by a certificate of said officer in such form as Holder may reasonably require stating whether any event has occurred which constitutes an event of default or which, with the giving of notice or the lapse of time, or both, would constitute such an event of default and, if so, stating the facts with respect thereto.

          (b) Furnish to Holder within 90 days after the close of CPR's fiscal year, commencing with the year ending December 31, 1997, United States Dollar-denominated audited (reflecting CPR's business) financial statements of CPR ("Annual Statements") prepared by CPR, consisting of a balance sheet of CPR as of the end of such fiscal year and statements of income, retained earnings, paid-in capital and surplus and changes in financial position of CPR for such fiscal year, certified by the President or Chief Financial Officer of Maker to be true and correct, and accompanied by a certificate stating whether any event has occurred which constitutes an event of default or which, with the giving of notice or the lapse of time, or both, would constitute such an event of default and, if so, stating the facts with respect thereto.

          (c) Furnish to Holder such other information as Holder may reasonably request regarding the non-confidential business, or the assets, financial condition or income of Maker, CPRC and/or CPR;

          (d) Permit Holder and any of its representatives or agents, upon reasonable notice and during normal business hours, to examine the books, records and tangible assets of Maker, CPRC and/ CPR, to make copies and notes therefrom, and to speak with the officers and management of each of them for the purposes of ascertaining compliance with the terms hereof or obtaining enforcement;

          (e) Maintain CPR's equipment and leasehold improvements in operating condition and in a good state of repair, wear and tear excepted, and make any and all replacements, additions and improvements thereto as are necessary for the operation of CPR's business; and maintain and cause CPR to comply at all times with all franchises, licenses, permits and leases held by CPR or to which it is a party and not remove the equipment outside the jurisdiction of the State of Israel except subject to sufficient notice to Holder and execution of the required documents to allow a security interest on the equipment in the jurisdiction to which it is removed;

          (f) Maintain insurance coverage for Maker, CPRC and CPR from financially sound and reputable insurers approved by Holder, naming Holder as an additional insured, in at least such amounts, with no more than such deductibles and relating to at least such losses and liabilities, including without limitation, business interruption, property damage from theft, fraud, fire and explosions, and liability arising from "errors and omissions", as are currently in effect, and, in addition, maintain the insurance coverage required under the lease agreements;
          (g) Invest, either by cash, contribution or by reinvestment of CPR's net profits, after tax at least US$1,500,000 during each calendar year for use by CPR as working capital;

     In addition, for so long as any amounts of principal or interest due under this Note remain outstanding, Maker shall not, and shall not permit CPRC or CPR to:

          (a) Transfer, sell, pledge or encumber in any way any material tangible assets without prior notice to Holder and Holder's consent or transfer, sell, pledge or encumber in any way any intangible assets (including know-how) other than in the ordinary course and provided that such transfer, sale or encumbrance shall not be fraudulent as to the Holder in any way;

          (b) Enter into any material agreements which shall constitute an obligation having financial consequences or incurring any liability (other than under (c) below) other than in the ordinary course (it is herein stipulated that development agreements for reasonable duration and under reasonable terms shall be deemed to be in the ordinary course unless shown otherwise) and provided such agreements are not fraudulently made as to the Holder.

          (c) Borrow any funds from banks or other third parties (other than Permitted Subordinated Debt as defined below, which shall be subordinate to the obligations to Holder under the Note, provided that payments of principal of and interest on such loans may be made as and when due thereunder so long as no event of default under this Note shall have occurred and be continuing, and canceled in the event Holder exercise on the interests in CPR and CPRC provided as collateral) other than with prior notice to Holder and Holder's written consent (if such loans do not materially affect the "asset base"/"equity" of CPR they shall have Holder's consent and be deemed to be reasonable unless Holder shall demonstrate otherwise) or provide any security or guaranty for any obligation of any other person, firm or entity; or

          (d) Place liens, pledges or security interests ("Encumbrances") on any of its assets, or permit or suffer any Encumbrances to be placed on any assets of CPRC or CPR, except: (i) Encumbrances created under the Mortgage; (ii) Encumbrances on assets acquired or leased subject to purchase money security interests, title retention or conditional sales agreements, financial or other leases or similar financing arrangements;
     (iii) material men's liens, mechanics' liens and other similar liens arising by operation of law in respect of amounts owed to persons or entities that are not Affiliates.

     The term "Permitted Subordinated Debt" means loans made to (i) CPR by any partner thereof, (ii) CPRC by any shareholder thereof and (iii) Maker by any shareholder thereof, in each case pursuant to written agreements which shall provide that such loans are expressly subordinated in right of payment to Maker's obligations and Holder's rights hereunder, provided that the intent of such Note is not to violate any of the terms of this Note including Clause (g) herein.

     This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the internal laws of the State of Israel without any suit, action or proceeding in connection with, or enforcement of, this Note, Maker submits to the non-exclusive jurisdiction of the courts of the State of Israel, expressly waives all objections it may have as to venue in any of such courts or any claim of inconvenient forum and agrees that nothing herein shall affect the right of Holder to effect service of process in any other manner permitted by law. In the event of any action to enforce this Note Holder may collect costs and attorney's fees against the collateral subject to this Note or the Mortgage.

     The obligations of Maker hereunder shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever based upon the invalidity, illegality or unenforceability of any other agreements between Maker and Holder.

     This Note shall be binding upon Maker and its successors or assigns provided that Maker shall not assign its obligations under this Note without the express written consent of Holder, which may be withheld or denied in its sole discretion.

     The invalidity or unenforceability of any provision of this Note shall not affect the other provisions hereof and the remaining provisions of this Note shall remain operative and in full force and effect.

     This Note may not be assigned by the Holder to any entity or person other to an affiliate of Clal Industries, Ltd.

IN WITNESS WHEREOF, the undersigned has cause this Note to be executed and delivered as of the date and year first above written.


                                      PRI RESEARCH, INC.

                                      By: /s/Kenneth I. Sawyer
                                         ------------------------------
                                              , President




Attest: /s/Dennis S. O'Connor         (SEAL)
       ------------------------
                          , Secretary

                                                   EXHIBIT 10.21


                  THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT


THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment"), dated July 28, 1997, between PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation (the "Company"), and CLAL PHARMACEUTICAL INDUSTRIAL LTD., a corporation formed under the laws of the State of Israel, (the "Purchaser").

WHEREAS, the Company and the Purchaser entered into a Stock Purchase Agreement, dated March 25, 1995, as amended pursuant to Amendment No. 1 to Stock Purchase Agreement, dated May 1, 1995, and Amendment No. 2 to Stock Purchase Agreement (as amended, the "SPA"); and

WHEREAS, a subsidiary of the Company is acquiring all of the interests in the Joint Venture (as defined in the SPA) held by a subsidiary of the Purchaser;

WHEREAS, incident to such acquisition, the Company and the Purchaser desire to amend certain terms of the SPA and the Registration Rights Agreement between the Company and the Purchaser, dated May 1, 1995, and desire to set forth their mutual agreements with respect thereto.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties hereto agree as follows:

1.   Definitions.  Unless otherwise defined herein, capitalized terms used
     ------------
herein shall have the same meanings as in the SPA.

2.   New Shares.
     -----------

     2.1 The Company shall execute and deliver to the Purchaser a certificate representing 186,000 shares of Common Stock (the "New Shares") promptly following approval for listing of the New Shares by The New York Stock Exchange, provided that, in the event that the Company shall not deliver the New Shares by the 42nd day following the execution and delivery of this Amendment, (i) PRI Research, Inc. hereby agrees that principal amount of the Non-Recourse Secured Promissory Note, dated the date hereof, of PRI Research, Inc. shall be increased by an amount equal to the product of the closing price of a share of Common Stock on the trading day prior to the execution and delivery of this Amendment multiplied by 186,000 and (ii) the Company's obligation to deliver the New Shares hereunder shall terminate. The Company shall file an application for the listing of the New Shares with The New York Stock Exchange promptly following the execution and deliver of this Amendment. The Purchaser shall pay to the Company the sum of $1,860 (representing the par value of the New Shares) upon the delivery of the New Shares to the Purchaser. If the New Shares shall not be delivered, the other agreements executed and delivered by the Company, the Purchaser and their respective affiliates on the date hereof or contemplated thereby shall remain in full force and effect, except for the Non-Recourse Secured Promissory Note which shall be modified as stated herein.

     2.2 Simultaneous with the execution and delivery of this Amendment, the Purchaser shall deliver to the Company the original Warrant and Additional Warrant (or an affidavit of lost security and indemnification agreement in the event the original security is misplaced or destroyed). The New Shares shall be issued, or the principal amount of the Non-Recourse Secured Promissory Note, dated the date hereof, of PRI Research, Inc. shall be increased, in exchange for the surrender and cancellation of the Warrant and the Additional Warrant.

     2.3 The Company and the Purchaser hereby agree that references to "Securities" in the SPA shall also include and refer to the New Shares.

3.   Third party transactions.
     -------------------------

     3.1 In Section 10 of the SPA the terms "60 days" and "60-day period" wherever they appear shall be amended to read "30 days" and "30 day period", respectively.

     3.2 It is hereby clarified that a bona fide offer made for more than 10% of PRI's securities, but which could result by its express terms in the acquisition of more than 50% of PRI's outstanding voting securities, shall be deemed a Third Party Transaction for the purposes of Section 10 of the SPA.

4.   Acquisitions and Dispositions of Securities.
     --------------------------------------------

     4.1 The first sentence of Section 11.1(a) of the SPA shall be amended in its entirety as follows:

          (a) During the period ("Consent Period") commencing on May 1, 1995 and terminating six months after the date on which the Purchasers' rights shall terminate under Section 10.1 hereof, the Purchaser shall not sell, assign, pledge, transfer or otherwise dispose of (collectively, a "Transfer") any Securities (as hereinafter defined) without the written consent of the Company (which may be granted or withheld in its sole discretion) unless such Securities (i) shall be registered under the Securities Act and applicable state securities laws, (ii) shall be sold in brokers' transactions pursuant to Rule 144 promulgated under the Securities Act,
     (iii) shall be sold or transferred in connection with a Third Party Transaction or any other transaction that has been approved by a majority of the members of the Board (exclusive of those members appointed by the Purchaser pursuant to Section 7.2 hereof), (iv) shall be sold or transferred in any transaction which shall comply with the Securities Act and applicable state securities laws, in accordance with Section 11.1(b) hereof or, (v) a Transfer of all Securities owned at the time of Transfer by the Purchaser if the Board has written notice of such Transfer and the Company's Board of Directors does not reject the transferee, it being agreed that the company's Board of Directors may only reject such transferee (but subject to Section 11.1(c) hereof) if such entity is asserted in good faith and then demonstrated by the Board (acting in good faith) to be a competitor or a party with a demonstrated adverse interest to the Company (the Board to act within 7 U.S. business days of the Company's receipt of a notice regarding such contemplated Transfer).

     4.2  The following shall be inserted as Section 11.1(e) of the SPA:

          (e) Notwithstanding the provisions of Section 11.1 hereof, the Purchaser may Transfer 90% or more of the Common Stock then beneficially owned by the Purchaser to a bona fide purchaser if the Company's Board of Directors does not reject the transferee as provided below (a "Permitted Transfer"); provided, however, that the Purchaser shall not be entitled to request or consummate a Permitted Transfer if, at the time of the Purchaser's request to the Company for its consent to the Permitted Transfer, the Purchaser shall have Transferred more than 290,000 shares of Common Stock in any 365-day period or shall have Transferred an aggregate of more than 586,000 shares of Common Stock since May 1, 1995. The Purchaser will advise the Company of the beneficial owner of the proposed transferee. The Company's Board of Directors may reject the tranferee if such entity is asserted in good faith and then demonstrated by the Board (acting in good faith) to be a competitor or a party with a demonstrated adverse interest to the Company (the Board to act within 7 U.S. business days of the Company's receipt of a notice regarding such contemplated sale).

5.   Assignment.
     ----------

     (a) Section 16.2 of the SPA shall be amended in its entirety as follows:

          16.2  Assignment.  All terms and provisions of this Agreement shall be
                ----------
     binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party; provided, that, (a) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsidiary or related entity "Hevra Kshura" of the Purchaser, within the meaning of the Israel Securities Act 5728-1968, as amended, so long as such (i) subsidiary or related party shall assume and agree to be bound by all of the Purchaser's obligations hereunder and (ii) the Purchaser shall not be relieved of its primary liability to the Company for all of the Purchaser's obligations set forth herein and (b) the Purchaser may assign all, but not less than all, of its rights under this Agreement to any person or entity pursuant to a Permitted Transfer so long as the transferee thereof shall assume and agree to be bound by all of the Purchaser's obligations hereunder (a "Permitted Assignment").

     (b) The Company and the Purcahser hereby acknowledge and agree that, for the purposes of the Rights Agreement, between the Company and Midlantic Bank, N.A., dated August 6, 1991, as amended, only transferees and assignees of Purchaser pursuant to Sections 16.2(a) or (b) of the Agreement, as amended, shall constitute "permitted assigns" of Clal Pharmaceutical Industries Ltd. under Section 1(a)(v) of such Rights Agreement. Purchaser shall inform all transferees of Securities of this provision.

6.   Registration Rights Agreement.  Section 8.1 of the Registration Rights
     -----------------------------
Agreement shall be amended in its entirety as follows:

     8.1  Assignment.  All terms and provisions of this Agreement shall be
          -----------
     binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party; provided, that, (a) the Holder may assign this Agreement to any permitted assignee under Section 16.2(a) of the Stock Purchase Agreement without the Company's written consent so long as (i) such assignee shall agree to assume and agree to be bound by all of the Holder's obligations hereunder and (ii) the Holder shall not be relieved of its primary liability to the Company for all of the Holder's obligations set forth herein and (b) the Holder may assign all, but not less than all, of the rights under this Agreement to a person or entity pursuant to a Permitted Transfer as defined in the Stock Purchase Agreement so long as such assignee shall agree to assume and agree to be bound by all of the Holder's obligations hereunder.

     The Registration Rights Agreement shall also apply to the New Shares.

This provision shall constitute an amendment of the Registration Rights Agreement pursuant to Section 8.4 thereof.

7.   Representations and Indemnification.
     ------------------------------------

     7.1  Representations.  The Company and the Purchaser each hereby represent
          ----------------
and warrant to the other as follows:

     (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. It has all requisite corporate power and authority to conduct its business and to enter into and perform its obligations under this Amendment in accordance with the terms hereof.

     (b) It has taken all required corporate actions to approve and adopt this Amendment. This Amendment constitutes a duly authorized, valid and binding agreement on it and enforceable against it in accordance with its terms. Each person executing this Amendment on its behalf is duly authorized and empowered to do so.

     (c) The execution and delivery of this Amendment and the consummation of the transactions as contemplated hereunder (i) do not, and will not, violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction currently applicable to it or any of its property or assets; and (ii) do not, and will not, violate or conflict with its charter or By-laws and/or Memorandum and

     Articles of Association, or any existing mortgage, indenture, contract, licensing agreement, financing statement or other agreement binding on it.

     (d) All required consents and approvals, as well as any approvals or consents of any governmental authorities or any other third parties in connection with the execution and delivery of this Amendment or the performance of the transactions contemplated hereunder, have been obtained by it, except for such approvals required under New York Stock Exchange rules. No contract or agreement binding upon it restricts its ability to fulfill its obligations and responsibilities under this Amendment or to carry out the activities contemplated herein.

     (e) It is not a party to or, to the best of its knowledge, threatened with any litigation or judicial or administrative proceeding that, if decided adversely to it, would delay or preclude the consummation of the transactions contemplated in this Amendment or have a material adverse effect upon the transactions contemplated hereby.

     7.2  Indemnification.  The Company and the Purchaser each agree to
          ----------------
indemnify and hold harmless the other and their respective employees, agents and affiliates against all losses, liabilities, claims, damages, and expenses (including, but not limited to, reasonable counsel fees) resulting from or arising out of any actual or alleged misrepresentation or breach by it of any representation or warranty set forth in Section 8.1 hereof or otherwise set forth in this Amendment.

8.   Miscellaneous
     -------------

     8.1  No Further Amendment.  Except as amended herein, the terms and
          --------------------
provisions of the SPA and the Registration Rights Agreement are hereby ratified, confirmed and approved in all respects.

     8.2  Assignment. All terms and provisions of this Amendment shall be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Amendment nor any of the rights, interest or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party, other than pursuant to a Permitted Assignment.


     8.3  Entire Agreement.  This Amendment and the other agreements referred to
          ----------------
herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

     8.4  Amendments; Waiver.  This Amendment may not be amended or terminated,
          ------------------
and no provision hereof may be waived, except pursuant to a written instrument executed by each of the parties hereto.

     8.5  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.6  Headings.  The headings of the Sections of this Amendment have been
          --------
inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

     8.7  Governing Law.  This Amendment shall be governed by and construed in
          --------------
accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

     8.8  Severability.  If any term or provision hereof shall be invalid or
          ------------
unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and (c) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision as determined by a court to be valid and enforceable and to express the intention of the parties with respect to the invalid or unenforceable term or provision.

     8.9  Consent to Jurisdiction.  In connection with any dispute which may
          ------------------------
arise under this Amendment or under any other agreement referred to herein, each of the parties hereby irrevocably submits to, consents to, and waives any objection to, the jurisdiction of the courts of the State of New York located in the County of New York or of the United States District Court for the Southern District of New York, and waives any objection to the laying of venue in such courts. Each such party admits that any such dispute may be resolved at least as conveniently in such a court as in any other court, and shall not seek dismissal or a change of venue on the ground that resolution of such a dispute in any such court shall not be convenient or in the interests of justice. The Purchaser hereby appoints Proskauer Rose LLP as its agent upon whom service of process may be made with the same force and effect as if such service shall have been made personally upon the Purchaser. The Company hereby appoints Hertzog, Calamari & Gleason as its agent upon; whom service of process may be made with the same force and effect as if such service shall have been made personally upon the Company.


IN WITNESS WHEREOF, each of the undersigned has caused this Third Amendment to Stock Purchase Agreement to be executed as of the date first written above.

PHARMACEUTICAL RESOURCES, INC.

By:/s/Kenneth I. Sawyer, President
   --------------------------------

CLAL PHARMACEUTICAL INDUSTRIES LTD.

By:             /s/
   --------------------------------

By:            /s/
   --------------------------------

AGREED AND ACCEPTED AS TO SECTION 2.1 ONLY


PRI - RESEARCH, INC.

By:/s/Kenneth I. Sawyer, President
   --------------------------------